                     AMENDED AND RESTATED CREDIT AGREEMENT


                                     among



                             TRAMMELL CROW COMPANY,
                                  AS BORROWER,



                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,



                                      and



                             BANK OF AMERICA, N.A.,
                    AS ADMINISTRATIVE AGENT AND ISSUING BANK








                                  $150,000,000
                             REVOLVING CREDIT LOAN




                            AS OF DECEMBER 18, 2000



================================================================================

                              FLEET NATIONAL BANK,
                              AS SYNDICATION AGENT

                        BANC OF AMERICA SECURITIES LLC,
                  AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER.

                               TABLE OF CONTENTS



                                                                            PAGE NO.
                                                                            --------
SECTION 1 DEFINITIONS

     1.1  Certain Defined Terms ..................................................  1
     1.2  Accounting Terms, Utilization of GAAP for Purposes of Calculations
          Under Agreement ........................................................ 21
     1.3  Other Definitional Provisions .......................................... 21
     1.4  Time References ........................................................ 22

SECTION 2 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

     2.1  Revolving Credit Facility; Making of Loans; Register; Optional Notes;
          LC Subfacility ......................................................... 22
     2.2  Interest on the Loans .................................................. 28
     2.3  Fees ................................................................... 31
     2.4  Scheduled Payments, Prepayments, and Reductions ........................ 32
     2.5  Use of Proceeds ........................................................ 33
     2.6  Special Provisions Governing Eurodollar Rate Loans ..................... 34
     2.7  Increased Costs; Taxes; Capital Adequacy ............................... 36
     2.8  Obligation of Lenders to Mitigate ...................................... 39
     2.9  Security for the Loans ................................................. 39

SECTION 3 CONDITIONS PRECEDENT

     3.1  Conditions to Initial Loans on the Closing Date ........................ 40
     3.2  Conditions to all Loans ................................................ 42

SECTION 4 BORROWER'S REPRESENTATIONS AND WARRANTIES

     4.1  Organization, Powers, Qualification, Good Standing, Business and
          Subsidiaries ........................................................... 43
     4.2  Authorization of Borrowing, Etc. ....................................... 43
     4.3  Financial Condition .................................................... 44
     4.4  No Material Adverse Change; No Restricted Junior Payments............... 44
     4.5  Title to Properties; Liens ............................................. 44
     4.6  Litigation; Adverse Facts .............................................. 45
     4.7  Payment of Taxes........................................................ 45
     4.8  Performance of Agreements; Materially Adverse Agreements................ 45
     4.9  Governmental Regulation ................................................ 45
     4.10 Securities Activities .................................................. 45
     4.11 Employee Benefit Plans ................................................. 46
     4.12 Certain Fees ........................................................... 46
     4.13 Environmental Protection ............................................... 46

AMENDED AND RESTATED CREDIT AGREEMENT       ii


     4.14 Employee Matters ....................................................... 47
     4.15 Solvency ............................................................... 47
     4.16 Disclosure ............................................................. 47
     4.17 Security Interests ..................................................... 47

SECTION 5 BORROWER'S AFFIRMATIVE COVENANTS

     5.1  Financial Statements and Other Reports ................................. 47
     5.2  Corporate Existence, etc. .............................................. 50
     5.3  Payment of Taxes and Claims; Tax Consolidation ......................... 50
     5.4  Maintenance of Properties; Insurance ................................... 51
     5.5  Inspection; Lender Meeting ............................................. 51
     5.6  Compliance with Laws etc. .............................................. 51
     5.7  Environmental Disclosure and Inspection ................................ 51
     5.8  Borrower's Remedial Action Regarding Hazardous Materials ............... 52
     5.9  Collateral Documents; Further Assurances ............................... 52
     5.10 New Subsidiaries ....................................................... 52
     5.11 Interest Rate Agreements ............................................... 53

SECTION 6 BORROWER'S NEGATIVE COVENANTS

     6.1  Liens and Related Matters .............................................. 53
     6.2  Investments; Joint Ventures ............................................ 53
     6.3  Restricted Junior Payments ............................................. 54
     6.4  Financial Covenants .................................................... 54
     6.6  Restriction on Fundamental Changes, Asset Sales, and Acquisitions ...... 55
     6.7  Transactions with Shareholders and Affiliates .......................... 56
     6.8  Conduct of Business .................................................... 56

SECTION 7 EVENTS OF DEFAULT

     7.1  Failure to Make Payment ................................................ 56
     7.2  Default in Other Agreements ............................................ 57
     7.3  Breach of Certain Covenants ............................................ 57
     7.4  Breach of Warranty ..................................................... 57
     7.5  Other Defaults Under Loan Documents .................................... 57
     7.6  Involuntary Bankruptcy, Appointment of Receiver, etc. .................. 57
     7.7  Voluntary Bankruptcy; Appointment of Receiver, etc. .................... 58
     7.8  Judgments and Attachments .............................................. 58
     7.9  Dissolution ............................................................ 58
     7.10 Employee Benefit Plans ................................................. 58
     7.11 Change in Control ...................................................... 58
     7.12 Invalidity of Guaranty ................................................. 58
     7.13 Failure of Security .................................................... 59

SECTION 8 ADMINISTRATIVE AGENT

     8.1  Administrative Agent ................................................... 59
     8.2  Expenses ............................................................... 61

AMENDED AND RESTATED CREDIT AGREEMENT       iii


     8.3  Proportionate Absorption of Losses ..................................... 61
     8.4  Delegation of Duties; Reliance ......................................... 61
     8.5  Limitation of Administrative Agent's Liability ......................... 62
     8.6  Default ................................................................ 63
     8.7  Limitation of Liability ................................................ 63
     8.8  Relationship of Lenders ................................................ 63
     8.9  Benefits of Agreement .................................................. 63
     8.10 Approval of Lenders .................................................... 63
     8.11 Other Agents ........................................................... 64

SECTION 9 MISCELLANEOUS

     9.1  Assignments and Participations in Loans ................................ 64
     9.2  Expenses ............................................................... 66
     9.3  INDEMNITY .............................................................. 66
     9.4  Ratable Sharing ........................................................ 67
     9.5  Amendments and Waivers ................................................. 68
     9.6  Independence of Covenants .............................................. 69
     9.7  Notices ................................................................ 69
     9.8  Survival of Representations, Warranties, and Agreements ................ 69
     9.9  Failure or Indulgence Not Waiver; Remedies Cumulative .................. 69
     9.10 Marshalling; Payments Set Aside ........................................ 70
     9.11 Severability ........................................................... 70
     9.12 Obligations Several; Independent Nature of Lenders' Rights ............. 70
     9.13 Headings ............................................................... 70
     9.14 Applicable Law ......................................................... 70
     9.15 Successors and Assigns ................................................. 70
     9.16 Consent to Jurisdiction and Service of Process ......................... 70
     9.17 Waiver of Jury Trial ................................................... 71
     9.18 Confidentiality ........................................................ 71
     9.19 Counterparts; Effectiveness ............................................ 72
     9.20 Amendment and Restatement .............................................. 72










AMENDED AND RESTATED CREDIT AGREEMENT       iv

                                    EXHIBITS
                                    --------



Exhibit A       FORM OF ASSIGNMENT AGREEMENT
Exhibit B       FORM OF BORROWER PLEDGE AGREEMENT
Exhibit C       FORM OF CERTIFICATE RE NON-BANK STATUS
Exhibit D       FORM OF COMPLIANCE CERTIFICATE
Exhibit E       FORM OF SUBSIDIARY GUARANTY
Exhibit F       FORM OF LC REQUEST
Exhibit G       FORM OF NOTE
Exhibit H       FORM OF NOTICE OF BORROWING
Exhibit I       FORM OF NOTICE OF CONVERSION/CONTINUATION
Exhibit J       FORM OF PLEDGE AGREEMENT - SUBSIDIARIES
Exhibit K       FORM OF OPINION OF VINSON & ELKINS L.L.P.
Exhibit L       FORM OF CONFIRMATION AGREEMENT



                                   SCHEDULES
                                   ---------


1.1     PERMITTED HOLDERS
2.1     LENDERS' COMMITMENTS AND COMMITMENT PERCENTAGES
2.2     EXISTING LCS
4.1-1   SUBSIDIARIES OF COMPANY
4.1-2   SIGNIFICANT SUBSIDIARIES
4.6     LITIGATION
4.11    CERTAIN EMPLOYEE BENEFIT PLANS
4.13    ENVIRONMENTAL MATTERS
6.6     CERTAIN AFFILIATE TRANSACTIONS.















AMENDED AND RESTATED CREDIT AGREEMENT       v

                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (as renewed, extended, amended, or restated from time to time, this "AGREEMENT") is dated as of December 18, 2000 and entered into by and among TRAMMELL CROW COMPANY, a Delaware corporation ("BORROWER"), each lender that is a signatory hereto or that becomes a signatory hereto as provided in SECTION 9.1 (individually, together with its successors and assigns, a "LENDER," and collectively, "LENDERS"), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, "ADMINISTRATIVE AGENT") and as Issuing Bank (in such capacity, together with its successors and assigns, "ISSUING BANK").

                                R E C I T A L S:

         1. Reference is hereby made to that certain Credit Agreement dated as of December 1, 2000, executed by Borrower, Administrative Agent, and the Lenders defined therein (the "EXISTING AGREEMENT") pursuant to which such Lenders extended to Borrower a $150,000,000 revolving credit facility for general corporate purposes including Permitted Distributions, Permitted Redemptions, the acquisition and development of Real Estate Investments and Permitted Acquisitions, and working capital.

         2. Borrower, Administrative Agent, and Lenders desire to amend and restate the Existing Agreement as and pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Borrower, Lenders, and Administrative Agent agree as follows:

                                   SECTION 1

                                  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

         "ADJUSTED EURODOLLAR RATE" means, as of any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by DIVIDING (a) the Eurocurrency Rate, BY (b) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special, or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "EUROCURRENCY LIABILITIES" as defined in REGULATION D (or any successor category of liabilities under REGULATION D).

         "ADJUSTED GROSS EBITDA" means, for any period, Gross EBITDA (other than Gross EBITDA of International Subsidiaries and Mortgaged Real Estate Subsidiaries).

         "ADMINISTRATIVE AGENT" has the meaning assigned to such term in the introduction to this Agreement.

         "AFFECTED LENDER" has the meaning assigned to such term in SECTION
2.6(c)


AMENDED AND RESTATED CREDIT AGREEMENT

         "AFFILIATE" means, for any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Stock, by contract, or otherwise.

         "AGREEMENT" has the meaning assigned to such term in the introduction to this Agreement. "APPLICABLE MARGIN" means, as of any date of determination, a percentage per annum determined by the Level in effect on such date as shown below:

       ----------------------------------------------------------------------------------------------
                                                                       EURODOLLAR RATE    BASE RATE
                                 LEVEL                                     LOANS            LOANS
       ----------------------------------------------------------------------------------------------
         Level I (Total Leverage Ratio less than 2.0 to 1.0)              1.625%            0.00%
       ----------------------------------------------------------------------------------------------
         Level II (Total Leverage Ratio more than or equal to
           2.0 to 1.0 but less than 2.5 to 1.0)                           1.75%             0.00%
       ----------------------------------------------------------------------------------------------
         Level III (Total Leverage Ratio more than or equal to
           2.5 to 1.0 but less than 3.25 to 1.0)                          2.00%             0.25%
       ----------------------------------------------------------------------------------------------
         Level IV (Total Leverage Ratio more than or equal to
           3.25 to 1.0 but less than 3.5 to 1.0)                          2.25%             0.50%
       ----------------------------------------------------------------------------------------------


The Applicable Margin, as of any date, shall be determined based upon the Level as of such date based upon the most recent Level Determination Certificate delivered pursuant to SECTION 5.1(j); PROVIDED THAT (a) on the Closing Date, the Applicable Margin shall be determined in accordance with the Level in effect as determined by the Level Determination Certificate delivered by Borrower to Administrative Agent pursuant to SECTION 3.1(f) until adjusted as provided in CLAUSE (b), (b) the Applicable Margin shall be adjusted in accordance with the Level in effect as determined by the Level Determination Certificate delivered pursuant to SECTION 5.1(j), such adjustment to become effective (i) in the case of a Level Determination Certificate delivered with the financial statements requested under SECTION 5.1(a), on the date such Level Determination Certificate was required to be delivered pursuant to pursuant to SECTIONS 5.1(a) and (j), and (ii) in the case of a Level Determination Certificate delivered with the financial statements requested under SECTION 5.1(b), on date that such Level Determination Certificate is actually delivered pursuant to pursuant to SECTIONS 5.1(b) and (j), (c) if a Level Determination Certificate is not delivered at the time required pursuant to SECTION 5.1(j), Level IV shall be applicable from such time until delivery of a succeeding Level Determination Certificate, and (d) if a Level Determination Certificate erroneously indicates a Level more favorable to Borrower than should be afforded by the actual calculation of the Total Leverage Ratio, then Borrower shall promptly pay additional interest to correct for such error.

         "ARRANGER" means Banc of America Securities LLC, together with its successors and assigns.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of EXHIBIT A.

         "BANKRUPTCY CODE" means TITLE 11 of the United States Code entitled "BANKRUPTCY," as now and hereafter in effect, or any successor statute.


AMENDED AND RESTATED CREDIT AGREEMENT        2

         "BASE NET WORTH" means, as of any date, (a) the greater of (i) $225,000,000, and (ii) THE PRODUCT OF (A) Net Worth as of the last day of the most-recent Fiscal Quarter prior to any Permitted Redemptions, TIMES (B) eighty-five percent (85%), LESS (b) the amount of Permitted Redemptions from the Closing Date through such date.

         "BASE RATE" means, as of any date, THE GREATER OF (a) the Prime Rate, or (b) THE SUM OF (i) the Federal Funds Effective Rate, and (ii) one-half of one percent (0.5%).

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in SECTION 2.2(a).

         "BORROWER" has the meaning assigned to such term in the introduction to this Agreement.

         "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered in connection with the Existing Agreement by Borrower, substantially in the form of EXHIBIT B, as such Pledge Agreement may hereafter be modified, amended, restated, or supplemented from time to time.

         "BROKERAGE SERVICES LINE" means the "BROKERAGE SERVICES" revenue line under the "INSTITUTIONAL" segment as reflected in the financial statements delivered by Borrower pursuant to SECTION 4.3.

         "BUSINESS DAY" means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are authorized or required by any Legal Requirement to close.

         "CAPITAL LEASE" means, for any Person, any lease of any property (whether real, personal, or mixed) by such Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         "CASH" means money, currency, or a credit balance in a Deposit Account.

         "CASH TAXES" means, for any Person for any period, income Taxes paid or payable in respect of such period.

         "CASH EQUIVALENTS" means, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America, or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least "ADEQUATELY CAPITALIZED" (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, and (e) shares of any money market mutual fund that has


AMENDED AND RESTATED CREDIT AGREEMENT        3

(i) at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in CLAUSES (a) and (b) above, (ii) net assets of not less than $500,000,000, and (iii) the highest rating obtainable from either S&P or Moody's.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT C delivered by a Lender to Administrative Agent pursuant to
SECTION 2.7(b)(iii).

         "CHANGE OF CONTROL" means: (a) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of RULE 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder), or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of SECTION 13(d)(3) of the Exchange Act), in either case, of any Company Voting Stock such that, as a result of such acquisition, such person, entity, or group beneficially owns (within the meaning of RULE 13d-3 under the Exchange Act), directly or indirectly, thirty percent (30%) or more of Company Voting Stock then outstanding (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); PROVIDED HOWEVER, that no such Change of Control shall be deemed to have occurred if (i) the Permitted Holders beneficially own, in the aggregate, at all times, a greater percentage of Company Voting Stock than such other person, entity, or group, or (ii) at all times, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election of, a majority of the members of Borrower's Board of Directors; or (b) the Permitted Holders shall cease to own, directly or indirectly, at least twenty percent (20%) of the outstanding Company Voting Stock; or (c) during any period of twelve (12) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the Board of Directors of Borrower; or (d) Company Voting Stock shall cease to be listed for trading and be traded on either the New York Stock Exchange, the NASDAQ Stock Market, or another public exchange acceptable to Administrative Agent.

         "CLOSING DATE" means December 18, 2000.

         "COLLATERAL" means (a) all of the Stock in Borrower's Significant Subsidiaries, and (b) any or all intercompany Indebtedness of any Company owing to Borrower or any Significant Subsidiary, in each case subject to a Lien pursuant to the Collateral Documents.

         "COLLATERAL DOCUMENTS" means all pledge and security agreements, assignments, financing and continuation statements, and all other instruments or documents delivered by any Obligor pursuant to this Agreement (including, but not limited to, the Pledge Agreements) in order to grant to Administrative Agent, for the benefit of the Credit Parties, Liens in the Collateral, and all modifications, amendments, restatements, and supplements thereof.

         "COMMITMENT" means, for any Lender as of any date of determination, the amount stated beside each Lender's name on the most-recently amended SCHEDULE
2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

         "COMMITMENT PERCENTAGE" means, for any Lender as of any date of determination, the proportion (stated as a percentage) that its Commitment bears to the Total Commitment.

         "COMMITMENT USAGE" means, at any time, THE SUM OF (without duplication)
(a) the Principal Debt PLUS (b) the LC Exposure.


AMENDED AND RESTATED CREDIT AGREEMENT        4

         "COMPANIES" means Borrower and its Subsidiaries, and "COMPANY" means any one of the Companies.

         "COMPANY VOTING STOCK" means issued and outstanding Stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D delivered to Administrative Agent by Borrower pursuant to
SECTION 5.1(c).

         "CONSTITUENT DOCUMENTS" means, with respect to any Person, its articles or certificate of incorporation, constitution, bylaws, partnership agreements, organizational documents, limited liability company agreements, or such other document as may govern such entity's formation or organization.

         "CONTINGENT OBLIGATION" means, for any Person, any direct or indirect liability, contingent or otherwise, of such Person (a) with respect to any Indebtedness, lease, dividend, or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another Person that such obligation of another Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings, or (c) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse, or sale with recourse by such Person of the obligation of another Person, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (A) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, Stock purchases, capital contributions, or otherwise), or (B) to maintain the solvency or any balance sheet item, level of income, or financial condition of another if, in the case of any agreement described under SUBCLAUSES (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

         "CONTRACTUAL OBLIGATION" means, for any Person, any provision of any Stock issued by such Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONTINUING DIRECTOR" means, as of the date of determination, any Person who (a) was a member of the Board of Directors of Borrower on the Closing Date, (b) was nominated for election or elected to the Board of Directors of Borrower with the affirmative vote of a majority of the Continuing Directors, or
(c) is a representative of a Permitted Holder.


AMENDED AND RESTATED CREDIT AGREEMENT        5

         "CREDIT PARTIES" means Administrative Agent, Arranger, Issuing Bank, and Lenders, and "CREDIT PARTy" means any one of the Credit Parties.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, or other similar agreement or arrangement designed to protect any Company against fluctuations in currency values.

         "CURRENT ASSETS" means, as of any date, the current assets of the Companies determined on a consolidated basis in accordance with GAAP, but excluding all receivables that are more than ninety (90) days past due in respect of products, goods, and/or services which were delivered or performed by any Company more than ninety (90) days prior to such date.

         "CURRENT LIABILITIES" means, as of any date, the current liabilities of the Companies determined on a consolidated basis in accordance with GAAP.

         "CUSTOMARY RECOURSE EXCEPTIONS" means, with respect to any Non-Recourse Obligations, exclusions from the exculpation provisions with respect to such Non-Recourse Obligations for fraud, misapplication of cash, environmental claims, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

         "DEBT SERVICE" means, for any Person for any period, THE SUM OF (a) all regularly scheduled principal payments (excluding maturities of real estate construction mortgages), and (b) all Interest Expense that are paid or payable during such period in respect of all Indebtedness of such Person.

         "DEFAULTING LENDER" means any Lender that, at the time of determination thereof, is in default with respect to any of its obligations under this Agreement or the other Loan Documents.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook, or like account with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "EBITDA FROM REAL ESTATE GAINS" means, for the Companies for any period, THE PRODUCT OF (a) twenty-five percent (25%) TIMES (b) THE SUM OF (i) gains on the disposition of Real Estate Investments, MINUS (ii) the Share of such gains attributable to the owners (other than Borrower or a wholly-owned Subsidiary of Borrower) of Stock of any Company (other than Borrower), PLUS
(iii) net income from Investments in Unconsolidated Entities.

         "ELIGIBLE ASSIGNEE" means: (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof, PROVIDED THAT (i) such bank is acting through a branch or agency located in the United States, or (ii) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "ACCREDITED INVESTOR" (as defined in REGULATION D under the Securities Act) which extends credit


AMENDED AND RESTATED CREDIT AGREEMENT        6
or makes or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds, investment funds, and lease financing companies; PROVIDED THAT no Affiliate of Borrower shall be an Eligible Assignee.

         "EMPLOYEE BENEFIT PLAN" means any "EMPLOYEE BENEFIT PLAN" as defined in
SECTION 3(3) of ERISA, other than plans that are exempt from ERISA by reason of the regulations promulgated thereunder and Multiemployer Plans, which is, or was at any time, maintained or contributed to by Borrower or any of its ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement order, or other order or direction by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines or penalties, in each case relating to, resulting from or in connection with Hazardous Materials and relating to any Company or any of its Affiliates or any Real Estate Investment.

         "ENVIRONMENTAL LAWS" means all Legal Requirements relating to (a) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses, or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation, or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use, or the protection of human, plant, or animal health or welfare, in any manner applicable to any Company or any of its Real Estate Investments or other assets.

         "ERISA" means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means, for any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of SECTION 414(b) of the Internal Revenue Code of which such Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of SECTION 414(c) of the Internal Revenue Code of which such Person is a member; and (c) any member of an affiliated service group within the meaning of SECTION 414(m) or
(o) of the Internal Revenue Code of which such Person, any corporation described in CLAUSE (a) above, or any trade or business described in CLAUSE (b) above is a member.

         "ERISA EVENT" means: (a) a "REPORTABLE EVENT" within the meaning of
SECTION 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard in a material amount of SECTION 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with SECTION 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment in a material amount under SECTION 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution in a material amount to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to SECTION 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in SECTION 4041(c) of ERISA; (d) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan


AMENDED AND RESTATED CREDIT AGREEMENT        7
resulting in a material amount of liability pursuant to SECTIONS 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of a material amount of liability on Borrower or any of its ERISA Affiliates pursuant to SECTION 4062(e) or 4069 of ERISA or by reason of the application of SECTION 4212(c) of ERISA;
(g) the withdrawal by Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of SECTIONS 4203 AND 4205 of ERISA) from any Multiemployer Plan if such withdrawal would result in a material amount of liability to Borrower or an ERISA Affiliate, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to SECTION 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under SECTION 4041A or 4042 of ERISA;
(h) the occurrence of an act or omission which could give rise to the imposition on Borrower or any of its ERISA Affiliates of a material amount of fines, penalties, Taxes, or related charges under CHAPTER 43 of the Internal Revenue Code or under SECTION 409 or 502(c), (i) or (1) or 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a claim (other than routine claims for benefits) that could result in a material amount of liability against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under SECTION 401(a) of the Internal Revenue Code) to qualify under SECTION 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
SECTION 501(a) of the Internal Revenue Code; or (k) the imposition of a Lien pursuant to SECTION 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EUROCURRENCY RATE" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first
(1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term "EUROCURRENCY RATE" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such interest Period for a term comparable to such Interest Period; PROVIDED HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in SECTION 2.2(a).

         "EVENT OF DEFAULT" means each of the events set forth in SECTION 7.

         "EXCHANGE ACT" means the SECURITIES EXCHANGE ACT OF 1934, as amended from time to time, and any successor statute.

         "EXISTING AGREEMENT" has the meaning assigned to such term in the recitals.

         "EXISTING LCS" means the LCs listed on SCHEDULE 2.2.


AMENDED AND RESTATED CREDIT AGREEMENT        8

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three (3) Federal funds brokers of recognized standing selected by Administrative Agent.

         "FIRST REDEMPTION DATE" means the date that the first Permitted Redemption occurs.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of the Companies ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

         "FIXED CHARGE COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Gross EBITDA, to (b) Fixed Charges, in each case for the four (4) Fiscal Quarters ending on the date of determination.

         "FIXED CHARGES" means, for the Companies for any period, (a) Debt Service, PLUS (b) Cash Taxes, PLUS (c) all Restricted Junior Payments in respect of all outstanding Stock of the Companies consisting of preferred Stock.

         "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at 901 Main Street, 51st Floor, Dallas, Texas 75202.

         "FUNDING DATE" means the date of the funding of a Loan.

         "GAAP" means, subject to the limitations on the application thereof set forth in SECTION 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

         "GAAP ASSET VALUE" means, as of any date, all assets of the Companies on a consolidated basis determined in accordance with GAAP.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order, or consent decree of or from any Governmental Authority.


AMENDED AND RESTATED CREDIT AGREEMENT        9

         "GROSS EBITDA" means, for any period and calculated on a Pro Forma Basis, (a) Net Income, PLUS (b) the following to the extent deducted from Net Income in accordance with GAAP (i) Interest Expense, PLUS (ii) income Taxes, PLUS (iii) total depreciation expense, PLUS (iv) total amortization expense, PLUS (v) other non-cash and non-recurring items, LESS (c) other non-cash and non-recurring items increasing Net Income, MINUS (d) any net extraordinary gains, PLUS (d) any net extraordinary losses; PROVIDED, HOWEVER, that there shall be excluded from "GROSS EBITDA" any portion of Gross EBITDA (i) from the Companies' Brokerage Services Line that exceeds in the aggregate forty percent (40%) of Gross EBITDA, (ii) attributable to the Companies' International Operations that exceed in the aggregate twenty percent (20%) of Gross EBITDA,
(iii) from the Institutional Business Line of the Companies' International Operations that exceeds in the aggregate ten percent (10%) of Gross EBITDA, (iv) attributable to EBITDA from Real Estate Gains that exceeds in the aggregate fifteen percent (15%) of Gross EBITDA, and (v) attributable to the Share of Gross EBITDA of the owners (other than Borrower or a wholly-owned Subsidiary of Borrower) of Stock of any Subsidiary of Borrower. The percentage limitations calculated in CLAUSES (i) through (iv) of the immediately preceding sentence shall be calculated, in each case, prior to reduction of Gross EBITDA as a result of any such limitations.

         "GUARANTORS" means all existing and future Significant Subsidiaries.

         "HAZARDOUS MATERIALS" means: (a) any chemical, material, or substance at any time defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "HAZARDOUS MATERIALS," "EXTREMELY HAZARDOUS WASTE," "RESTRICTED HAZARDOUS WASTE," "INFECTIOUS WASTE," "TOXIC SUBSTANCES," or any other formulations intended to define, list, or classify substances by reason of deleterious properties under any applicable Environmental Laws or publications promulgated pursuant thereto; (b) any oil, petroleum, petroleum fraction, or petroleum derived substance; (c) any drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; and (d) any other chemical, material, or substance, exposure to which is prohibited, limited, or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants, or any Persons in the vicinity of any Real Estate Investment.

         "INDEBTEDNESS" means, for any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding obligations for further payments for businesses acquired based solely upon future earnings or cash flow and any such obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien (other than Permitted Encumbrances) on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, and (f) all Stock of such Person that is subject to repurchase or redemption other than at the sole option of such Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

         "INDEMNITEE" has the meaning assigned to such term in SECTION 9.3.

         "INSTITUTIONAL BUSINESS LINE" means the "INSTITUTIONAL" revenue line as reflected in the financial statements delivered by Borrower pursuant to SECTION 4.3.


AMENDED AND RESTATED CREDIT AGREEMENT        10

         "INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Gross EBITDA, to (b) Interest Expense, in each case for the four (4) Fiscal Quarters ending on the date of determination.

         "INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Compg68 anies, as determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Companies, including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements; PROVIDED THAT for purposes of this definition, "INTEREST EXPENSE" shall (a) include all interest on the Obligations whether or not such interest is expensed or capitalized during such period in accordance with GAAP, and (b) not include interest capitalized in accordance with GAAP in connection with the construction of Real Estate Investments so long as the applicable Company has obtained construction loan financing pursuant to which construction loan advances are made in the amount of such interest expense.

         "INTEREST PAYMENT DATE" means the last day of each calendar month during the term of this Agreement.

         "INTEREST PERIOD" has the meaning assigned to such term in SECTION 2.2(b).

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect any Company against fluctuations in interest rates.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second (2nd) Business Day prior to the first (1st) day of such Interest Period.

         "INTERNAL REVENUE CODE" means the INTERNAL REVENUE CODE OF 1986, as amended to the date hereof and from time to time hereafter.

         "INTERNATIONAL OPERATIONS" means the Companies' business operations, assets, and properties located outside of the United States of America including all International Subsidiaries.

         "INTERNATIONAL SUBSIDIARIES" means Subsidiaries of Borrower that are not organized under the laws of any State of the United States of America or the District of Columbia, and "INTERNATIONAL SUBSIDIARY" means any one of the International Subsidiaries.

         "INVESTMENT" means any (a) direct or indirect purchase or other acquisition by any Company of, or of a beneficial interest in, any Stock of any other Person (other than a Person that, prior to such purchase or acquisition, was a Subsidiary of Borrower), (b) purchase or acquisition by any Company of all or substantially all of the assets of any other Person, or (c) direct or indirect loan, advance, or capital contribution by any Company to any other Person other than a wholly-owned Subsidiary of Borrower, including all indebtedness and accounts receivable from such other Person that are not current assets or did not arise from sales or the provision of services to such other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto,


AMENDED AND RESTATED CREDIT AGREEMENT        11
and MINUS any return in cash of the original amount of such Investment, without any adjustments for increases or decreases in value, or write-ups, writedowns, or write-offs with respect to such Investment.

         "ISSUANCE DATE" means, with respect to any LC, the date of issuance of such LC.

         "ISSUING BANK" has the meaning assigned to such term in the introduction to this Agreement.

         "JOINT VENTURE" means a joint venture, partnership, limited liability company, or other similar arrangement, whether in corporate, partnership, limited liability company, or other legal form.

         "LAST REDEMPTION DATE" means the last day of the calendar month in which the last Permitted Redemption occurs.

         "LC" means a documentary or standby letter of credit issued for the account of Borrower by Issuing Bank under this Agreement and under an LC Agreement.

         "LC AGREEMENT" means a letter of credit application and agreement (in form and substance satisfactory to Issuing Bank) submitted and executed by Borrower to Issuing Bank for an LC for the account of Borrower.

         "LC EXPOSURE" means, without duplication, THE SUM OF (a) the total face amount of all undrawn and uncancelled LCs PLUS (b) the total unpaid reimbursement obligations of Borrower under drawings under all LCs.

         "LC REQUEST" means a request substantially in the form of EXHIBIT F.

         "LC SUBFACILITY" means a subfacility of the Revolving Credit Facility for the issuance of LCs, as described in SECTION 2.1(e), under which the LC Exposure (a) may never (without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld) collectively exceed $25,000,000, and (b) together with the Principal Debt, may never exceed the Total Commitment.

         "LEGAL REQUIREMENTS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "LENDER" and "LENDERS" have the meanings assigned to such terms in the introduction of this Agreement.

         "LEVEL" means Level I, Level II, Level III, or Level IV, in each case whichever is in effect on the date of determination.

         "LEVEL I" means such periods as the Total Leverage Ratio is less than
2.0 to 1.0.

         "LEVEL II" means such periods as the Total Leverage Ratio is greater than or equal to 2.0 to 1.0 and less than 2.5 to 1.0.

         "LEVEL III" means such periods as the Total Leverage Ratio is greater than or equal to 2.5 to 1.0 and less than 3.25 to 1.0.


AMENDED AND RESTATED CREDIT AGREEMENT        12

         "LEVEL IV" means such periods as the Total Leverage Ratio is greater than or equal to 3.25 to 1.0 and less than or equal to 3.5 to 1.0.

         "LEVEL DETERMINATION CERTIFICATE" means an Officers' Certificate of Borrower delivered on the Closing Date and thereafter in accordance with SECTION 5.1(j) setting forth in reasonable detail the Total Leverage Ratio that is applicable pursuant to the definition thereof as of the date on which such Officers' Certificate is delivered.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "LIQUID ASSETS" means, as of any date, THE SUM OF (a) the Companies' Cash and Cash Equivalents (in each case not subject to any Liens or other encumbrances) and (b) THE LESSER OF (i) the Unused Commitment as of such date, and (ii) the maximum amount of Loans that Borrower could, subject to the terms and conditions of this Agreement, receive on such date from Lenders.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreements, the Collateral Documents, and any Interest Rate Agreement between Borrower and any Lender.

         "LOANS" means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents (under the Revolving Credit Facility or the LC Subfacility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or
(b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Document, and "LOAn" means any one of the Loans.

         "MARGIN STOCK" has the meaning assigned to such term in REGULATION U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise), or prospects of the Companies, taken as a whole, or (b) the impairment of the ability of Borrower to perform the Obligations, or (c) the impairment in any material respect of Administrative Agent or Lenders to enforce the Obligations.

         "MATURITY DATE" means the earlier of (a) December 1, 2003, and (b) the date that the Total Commitment is terminated or reduced to zero in accordance with the terms of this Agreement.

         "MINIMUM NET WORTH" means, as of any date during the following periods:

         (a) if Borrower does not make any Permitted Redemptions, then the amount set forth opposite such periods below:

         ------------------------------------------------------------------------
                              PERIOD                           MINIMUM AMOUNT
         ------------------------------------------------------------------------
              Closing Date through September 30, 2001           $225,000,000
         ------------------------------------------------------------------------



AMENDED AND RESTATED CREDIT AGREEMENT        13


              October 1, 2001 through September 30, 2002        $275,000,000
         ------------------------------------------------------------------------
              October 1, 2002 through September 30, 2003        $325,000,000
         ------------------------------------------------------------------------
                   October 1, 2003 and thereafter               $375,000,000
         ------------------------------------------------------------------------


         (b) if Borrower makes any Permitted Redemptions, then the amount set forth opposite such periods below:

         -------------------------------------------------------------------------------
                              PERIOD                                  MINIMUM AMOUNT
         -------------------------------------------------------------------------------
             First Redemption Date through the One (1) Year       Base Net Worth
             Anniversary Date of the Last Redemption Date
         -------------------------------------------------------------------------------
             After the One (1) Year Anniversary Date of the
             Last Redemption Date through the Two (2) Year
             Anniversary Date of the Last Redemption Date         Base Net Worth PLUS
                                                                        $50,000,000
         -------------------------------------------------------------------------------
             After the Two (2) Year Anniversary Date of the
             Last Redemption Date through the Three (3) Year
             Anniversary Date of the Last Redemption Date         Base Net Worth PLUS
                                                                       $100,000,000
         -------------------------------------------------------------------------------
             After the Three (3) Year Anniversary Date of the
                   Last Redemption Date                           Base Net Worth PLUS
                                                                       $150,000,000
         -------------------------------------------------------------------------------


         "MOODY'S" means Moody's Investors Service, Inc. or, if Moody's no longer publishes ratings, another ratings agency acceptable to Administrative Agent.

         "MORTGAGED REAL ESTATE SUBSIDIARY" means, as of any date, a Real Estate Subsidiary whose assets are subject to Liens securing Indebtedness to bona fide third parties securing Indebtedness incurred to finance a material portion of the acquisition, construction, and/or development costs of such Real Estate Subsidiary's assets.

         "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN," as defined in
SECTION 3(37) of ERISA, to which Borrower or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

         "NET INCOME" means, for any period, the net income (or loss) of the Companies on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED THAT there shall be excluded from "NET INCOME" (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than a Company) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Company by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with any Company or such Person's assets are acquired by any Company, and (c) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of such income is not at the time permitted by operation of the terms of its Constituent Documents, any Contractual Obligation, or any Legal Requirement


AMENDED AND RESTATED CREDIT AGREEMENT        14

(other than Legal Requirements restricting the making of dividends or distributions on Stock generally) applicable to such Subsidiary.

         "NET WORTH" means, for the Companies on a consolidated basis as of any date, net worth determined in accordance with GAAP.

         "NON-RECOURSE OBLIGATIONS" means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness (a) may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions, or (b) may look to such Person personally for repayment (but not to any constituent owner of such Person) and such Person is a single purpose Joint Venture owning a single Real Estate Investment.

         "NOTES" means any promissory notes of Borrower issued to evidence Loans of Lenders, substantially in the form of EXHIBIT G, as they may be modified, amended, renewed, extended, restated, or supplemented from time to time, and "NOTE" means any one of the Notes.

         "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT H delivered by Borrower to Administrative Agent pursuant to SECTION 2.1(c) with respect to a proposed Loan.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT I delivered by Borrower to Administrative Agent pursuant to
SECTION 2.2(d) with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans.

         "OBLIGATIONS" means all obligations of every nature of Borrower from time to time owed to any Credit Party, or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification, or otherwise.

         "OBLIGORS" means Borrower and Guarantors, and "OBLIGOR" means any one of the Obligors.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer.

         "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal, or mixed) that is not a Capital Lease other than any such lease under which such Person is the lessor.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to SECTION 412 of the Internal Revenue Code or SECTION 302 of ERISA.

         "PERMITTED ACQUISITION" means any acquisition or series of acquisitions, by purchase, merger, or otherwise after the Closing Date by any Company of any Person or substantially all of the assets of any Person or operating division of any Person (as applicable, the "TARGET"); PROVIDED THAT each of the following conditions shall have been satisfied:


AMENDED AND RESTATED CREDIT AGREEMENT        15

         (a) the Target is engaged in substantially the same business as the business conducted by any Company on the date of such acquisition or another business permitted pursuant to SECTION 6.8;

         (b) prior to such acquisition or series of acquisitions, Administrative Agent shall have received (x) financial statements of the Target for at least the last one (1) year period, which financial statements have been (i) reviewed by independent certified public accountants if the purchase price of the Target is in excess of $10,000,000, but is less than $15,000,000, and (ii) audited by independent certified public accountants if the purchase price of the Target is equal to or greater than $15,000,000, and (y) an Officer's Certificate (i) confirming that all representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects immediately prior to and after giving effect to the Permitted Acquisition and the transactions contemplated thereby, and (ii) setting forth the calculations supporting compliance with the limitations prescribed herein (including pro forma compliance with all financial covenants);

         (c) as of the closing of such acquisition, the acquisition has been approved and recommended by the Board of Directors or other applicable governing body of the Target and the Person from which the Target is to be acquired;

         (d) as of the closing of such acquisition, after giving effect to such acquisition, the Company that is the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

         (e) as of the closing of such acquisition, after giving effect to such acquisition, no Event of Default shall exist or occur as a result of, and after giving effect to, such acquisition; and

         (f) if the Target is to be a Significant Subsidiary of Borrower, then Borrower shall have complied with the terms and conditions set forth in SECTION 5.10.

         "PERMITTED DISTRIBUTIONS" means, for Borrower in any fiscal year of Borrower, an amount not to exceed fifty percent (50%) of THE SUM OF Net Income for the immediately preceding fiscal year, PLUS to the extent deducted from Net Income, in conformity with GAAP, depreciation and amortization expense.

         "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to SECTION 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

         (a) Liens for Taxes, assessments, or governmental charges or claims the payment of which is not, at the time, required by SECTION 5.3;

         (b) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, and materialmen and other Liens imposed by applicable Legal Requirements incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, surety, indemnity, and appeal bonds, bids, leases, government contracts, trade contracts, performance, and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);


AMENDED AND RESTATED CREDIT AGREEMENT        16

         (d) any attachment or judgment Lien not constituting an Event of Default under SECTION 7.8;

         (e) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of any Company;

         (f) easements, rights-of-way, restrictions, minor defects, encroachments, or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Company;

         (g) any (i) interest or title of a lessor or sublessor under any lease,
(ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding CLAUSE (ii);

         (h) Liens arising from filing of precautionary UCC financing statements relating solely to leases not prohibited by this Agreement;

         (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (j) Liens created for the benefit of Administrative Agent or Lenders pursuant to the terms of this Agreement and the Collateral Documents.

         "PERMITTED HOLDERS" means the Persons listed on SCHEDULE 1.1.

         "PERMITTED RECOURSE OBLIGATIONS" means: (a) the Obligations; (b) Recourse Obligations for interim secured construction loans entered into by the Companies and Joint Ventures in the ordinary course of business not to exceed in the aggregate (i) at the time any Company or Joint Venture incurs such Recourse Obligations, (A) $125,000,000, if Gross EBITDA for the most-recent four (4) fiscal quarters ending on or before such time exceeds $150,000,000, and (B) $100,000,000, if Gross EBITDA for the most-recent four (4) fiscal quarters ending on or before such time is equal to or less than $150,000,000, and (ii) at all other times, (A) $125,000,000, if Gross EBITDA for the most-recent fiscal year ending on or before such time exceeds $150,000,000, and (B) $100,000,000, if Gross EBITDA for the most-recent fiscal year ending on or before such time is equal to or less than $150,000,000; and (c) other unsecured Recourse Obligations not to exceed $25,000,000 at any time outstanding.

         "PERMITTED REDEMPTIONS" means the redemption or purchase, in one (1) or more transactions, by Borrower of Company Voting Stock between the Closing Date and December 31, 2001 in an amount not to exceed $75,000,000 in the aggregate for all such transactions.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and Governmental Authorities.

         "PLEDGE AGREEMENTS" means the Borrower Pledge Agreement and the Subsidiary Pledge Agreement, and "PLEDGE AGREEMENT" means any one of the Pledge Agreements.


AMENDED AND RESTATED CREDIT AGREEMENT        17

         "POTENTIAL DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PRIME RATE" means the rate that Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

         "PRINCIPAL DEBT" means, on any date of determination and without duplication, the aggregate unpaid principal balance of all Loans, together with all aggregate unpaid reimbursement obligations of Borrower in respect of drawings under all LCs.

         "PRO FORMA BASIS" means, with respect to Gross EBITDA for any period, the calculation of such Gross EBITDA to give effect to the acquisition or disposition of any Company of assets during such period as of the first day of such period; PROVIDED THAT (a) EBITDA from Real Estate Gains with respect to Real Estate Investments disposed of during such measurement period shall be included in Gross EBITDA subject to the limitations set forth in the definition of Gross EBITDA, and (b) Gross EBITDA with respect to real estate assets (and not constituting EBITDA from Real Estate Gains) disposed of during such measurement period may be included in Gross EBITDA unless otherwise requested by Administrative Agent in its sole discretion.

         "PRO RATA SHARE" means, for any Lender, on any date of determination
(a) for purposes of sharing any amount or fee payable to such Lender, the proportion which the portion of the Principal Debt owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility and determined after giving effect thereto) bears to the Principal Debt owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Commitment then in effect bears to the Total Commitment then in effect.

         "REAL ESTATE INVESTMENT" means, for any Company, an Investment in (a) real property (including, without limitation, all buildings, fixtures, or other improvements located thereon) owned or ground-leased by such Company, (b) Stock of Joint Ventures and Unconsolidated Entities formed primarily for real estate development and/or ownership, or (c) Indebtedness secured by Liens in real property (including, without limitation, all buildings, fixtures, or other improvements located thereon).

         "REAL ESTATE SUBSIDIARY" means a Subsidiary of Borrower that is engaged in the business of real estate development and/or ownership.

         "RECOURSE OBLIGATIONS" means, for any Person, Indebtedness of such Person that is not Non-Recourse Obligations.

         "REGISTER" has the meaning assigned to such term in SECTION 2.1(e).

         "REGULATION D" means REGULATION D of the Board of Governors of the Federal Reserve System, as in effect from time to time.


AMENDED AND RESTATED CREDIT AGREEMENT        18

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any Real Estate Investment, including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

         "REPRESENTATIVES" means, for any Person, representatives, officers, directors, employees, attorneys, and agents.

         "REQUISITE LENDERS" means (a) on any date of determination prior to the Maturity Date, those Lenders (other than Defaulting Lenders) holding sixty-six and two-thirds percent 66 2/3%) or more of the Total Commitment, and (b) on any date of determination on or after the Maturity Date, those Lenders holding sixty-six and two-thirds percent 66 2/3%) or more of the Principal Debt.

         "RESTRICTED JUNIOR PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of such class of stock to the holders of that class, (b) any redemption, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Stock of Borrower now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Stock of Borrower now or hereafter outstanding.

         "REVOLVING CREDIT FACILITY" means the Credit Facility described in and subject to the limitations set forth in SECTION 2.1(a) including the LC Subfacility.

         "SECURITIES ACT" means the SECURITIES ACT OF 1933, as amended from time to time, and any successor statute.

         "SHARE" means, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of any Subsidiary or Unconsolidated Entity based upon such Person's percentage ownership of the Stock of such Subsidiary or Unconsolidated Entity.

         "SIGNIFICANT SUBSIDIARIES" means, as of any date, (a) each Subsidiary of Borrower (other than an International Subsidiary or a Mortgaged Real Estate Subsidiary) whose contribution to Gross EBITDA exceeds five percent (5%) of Adjusted Gross EBITDA, and (b) other Subsidiaries of Borrower (other than International Subsidiaries and Mortgaged Real Estate Subsidiaries) designated in writing by Borrower and acceptable to Administrative Agent that, together with all Significant Subsidiaries described in CLAUSE (a) preceding, contribute at least eighty percent (80%) of Adjusted Gross EBITDA, including, without limitation, the Subsidiaries of Borrower listed on SCHEDULE 4.1-2, as such SCHEDULE may be supplemented from time to time. Notwithstanding the foregoing, "SIGNIFICANT SUBSIDIARY" shall not include any Subsidiary which was formerly a Mortgaged Real Estate Subsidiary SO LONG AS (i) the cash gain on any sale of any Real Estate Investment formerly owned by such Subsidiary (less any portion of such gain required to be held in escrow or subjected to a lien pertaining to post-closing obligations related to the sale of such Real Estate Investment) is distributed to Borrower or a Significant Subsidiary within thirty (30) days following completion of such sale and (ii) such Subsidiary is not thereafter recapitalized with assets that causes such Subsidiary to otherwise be a "SIGNIFICANT SUBSIDIARY" pursuant to this definition.


AMENDED AND RESTATED CREDIT AGREEMENT        19

         "SOLVENT" means, with respect to any Person, that as of the date of determination both: (a)(i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person, and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person;
(ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and
(b) such Person is "SOLVENT" within the meaning given such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or, if S&P no longer publishes ratings, then another ratings agency acceptable to Administrative Agent.

         "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or non-voting, including common stock, preferred stock, or any other "EQUITY SECURITY" (as such term is defined in RULE 3a11-1 of the GENERAL RULES AND REGULATIONS promulgated by the Securities and Exchange Commission under the Exchange Act).

         "SUBSIDIARY" means, in respect of any Person (herein referred to as the "PARENT"), any corporation, partnership, limited liability company, association, or other business entity (a) of which Stock representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, owned, Controlled, or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent. "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Stock, by contract, or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         "SUBSIDIARY GUARANTY" means an Unconditional Guaranty Agreement executed and delivered by each Guarantor, substantially in the form of EXHIBIT E, as each such guaranty may hereafter be modified, amended, restated, or supplemented from time to time.

         "SUBSIDIARY PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered in connection with the Existing Agreement by each of Borrower's Significant Subsidiaries that, individually or together with any other Obligor, holds ownership interests in one or more of Borrower's Significant Subsidiaries, and substantially in the form of EXHIBIT J, as such Pledge Agreement may hereafter be modified, amended, restated, or supplemented from time to time.

         "TAX" or "TAXES" means any present or future tax or government levy in the nature of a tax; PROVIDED THAT "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits, or


AMENDED AND RESTATED CREDIT AGREEMENT    20
gains of that Person (whether worldwide, or only insofar as such income, profits, or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

         "TOTAL COMMITMENT" means, on any date of determination, THE SUM OF all Commitments then in effect for all Lenders (as any of the same may have been reduced or canceled as provided in the Loan Documents).

         "TOTAL DEBT" means, as of any date, without duplication (a) Total Liabilities PLUS (b) Contingent Obligations, LESS (c) THE SUM OF all (i) accounts payable, (ii) accrued expenses, (iii) payables to Affiliates incurred in the ordinary course of business, (iv) liabilities to any Governmental Authority for Taxes, (v) other Current Liabilities not constituting Indebtedness, and (vi) the Share of Non-Recourse Obligations of any Company attributable to the owners (other than Borrower or a wholly-owned Subsidiary of Borrower) of Stock of such Company (other than Borrower).

         "TOTAL LEVERAGE RATIO" means, as of any date, the ratio of (a) Total Debt as of such date, to (b) Gross EBITDA for four (4) Fiscal Quarters ending on the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which such date occurs for which Borrower has delivered the financial statements required by SECTION 5.1(a) or 5.1(b), as the case may be.

         "TOTAL LIABILITIES" means, as of any date for the Companies on a consolidated basis, all liabilities of the Companies determined in accordance with GAAP.

         "TOTAL REVENUES" means, for the Companies on a consolidated basis for any period, all items customarily reported on the Companies' audited income statement as "REVENUES," but excluding (a) revenues of any Person (other than a Subsidiary of Borrower) in which any other Person (other than a Company) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Company by such Person during such period, and
(b) any gains from asset sales not permitted pursuant to SECTION 6.6.

         "UNCONSOLIDATED ENTITY" means, in respect of any Person, any other Person in whom such Person holds Stock and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "UNUSED COMMITMENT" means, at any time, (a) the Total Commitment MINUS
(b) the Commitment Usage.

         1.2 ACCOUNTING TERMS, UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to SECTIONS 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in SECTION 5.1(d)). Calculations in connection with the definitions, covenants, and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in SECTION 4.3(a).

         1.3 OTHER DEFINITIONAL PROVISIONS. Unless otherwise specified in the Loan Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each


AMENDED AND RESTATED CREDIT AGREEMENT    21
other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used,
(d) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions, (e) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (f) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (g) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (h) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (i) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 TIME REFERENCES. Unless otherwise specified in the Loan Documents
(a) time references are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "FROM" means "FROM AND INCLUDING" and the word "TO" or "UNTIL" means "TO BUT EXCLUDING."

                                   SECTION 2

                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1 REVOLVING CREDIT FACILITY; MAKING OF LOANS; REGISTER; OPTIONAL NOTES; LC SUBFACILITY.

         (a) REVOLVING CREDIT FACILITY. Subject to the terms and conditions in the Loan Documents, each Lender severally but not jointly agrees to lend to Borrower one (1) or more Loans under the Revolving Credit Facility, which Borrower may borrow, repay, and reborrow under this Agreement, subject to the following conditions:

                  (i) each Loan requested by Borrower hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date;

                  (ii) each Loan requested by Borrower that will be (i) a Base Rate Loan must be in an amount not less than $1,000,000 or a greater integral multiple of $250,000 or, if less, the Unused Commitment, and
         (ii) a Eurodollar Rate Loan must be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000; (iii) the Commitment Usage may not exceed the Total Commitment; and

                  (iv) THE SUM OF (A) the each Lender's Principal Debt PLUS (B) such Lender's Commitment Percentage of the LC Exposure may not exceed such Lender's Commitment.

         (b)      BORROWING MECHANICS.

                  (i) With respect to Loans to be made on any Funding Date, Borrower shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (Dallas, Texas time) at least three (3) Business Days in advance of the Funding Date (in the case of a Eurodollar Rate
         Loan) or at least one (1) Business Day in advance of the Funding Date (in the case of a Base Rate Loan) and shall specify (A) the proposed Funding Date, (B) the amount of the Loans requested, (C) whether


AMENDED AND RESTATED CREDIT AGREEMENT    22
         such Loans shall be Eurodollar Rate Loans or Base Rate Loans, and (D) in the case of Loans to be made as Eurodollar Rate Loans, the initial Interest Period requested therefore. In lieu of delivering the above described Notice of Borrowing, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this SECTION 2.1(b); PROVIDED THAT such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the Funding Date.

                  (ii) Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this
         SECTION 2.1(b), and upon the funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice, Borrower shall have effected Loans hereunder.

                  (iii) Borrower shall notify Administrative Agent prior to the funding of any Loan in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct in all material respects as of the Funding Date, and the acceptance by Borrower of the proceeds of each Loan shall constitute a re-certification by Borrower, as of the Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

                  (iv) Except as otherwise provided in SECTIONS 2.6(b), 2.6(c), and 2.6(g), a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

         (c)      DISBURSEMENT OF FUNDS.

                  (i) The Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Commitment Percentage, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to SECTION 2.1(c) (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) on the Funding Date, in same day funds in Dollars, at the Funding and Payment Office.

                  (ii) Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loan that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on the Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on the Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, then Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with


AMENDED AND RESTATED CREDIT AGREEMENT    23
         interest thereon, for each day from the Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this SECTION 2.1(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (d)      THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in SECTION 9.7, a register for the recordation of the names and addresses of Lenders and the Commitment and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Commitment and Loans of each Lender. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; PROVIDED THAT failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the applicable Loans.

                  (iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of Loans made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; PROVIDED THAT failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the Loans; and PROVIDED FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Borrower and each of the Credit Parties shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitments and Loans shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in SECTION 9.1(b)(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitments and Loans shall be owed to the Lenders listed in the Register as the owners thereof, and any request, authority, or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments and Loans.

                  (v) Borrower hereby designates Administrative Agent to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this SECTION 2.1(d), and Borrower


AMENDED AND RESTATED CREDIT AGREEMENT    24
         hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its Representatives shall constitute Indemnitees for all purposes under SECTION 9.3.

         (e)      LETTERS OF CREDIT.

                  (i) CONDITIONS. Subject to the terms and conditions of this Agreement, Issuing Bank agrees, if requested by Borrower, to issue LCs upon Borrower's making or delivering an LC Request and delivering an LC Agreement, both of which must be received by Administrative Agent and Issuing Bank no later than the third (3rd) Business Day before the Business Day on which the requested LC is to be issued; PROVIDED THAT
         (A) no LC may expire after a date three (3) Business Days before the Maturity Date, (B) the LC Exposure may not exceed the limitations in the definition of LC Subfacility, (C) each LC must expire no later than one (1) year following its issuance (PROVIDED THAT upon the request of Borrower, the applicable LC may automatically renew on its anniversary date for additional one (1) year periods unless Issuing Bank notifies the beneficiary thereof in writing to the contrary and PROVIDED THAT such automatic extensions may not automatically extend the expiration date of any LC beyond a date that is three (3) Business Days before the Maturity Date), and (D) the limitations in SECTIONS 2.1(a)(iii) and 2.1(a)(iv) may not be exceeded.

                  (ii) PARTICIPATION. Immediately upon Issuing Bank's issuance of any LC, Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage in the LC and all applicable rights of Issuing Bank in the LC (OTHER THAN rights to receive certain fees provided in SECTION 2.3(c) to be for Issuing Bank's sole account).

                  (iii) REIMBURSEMENT OBLIGATION. To induce Issuing Bank to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Issuing Bank (A) on the first
         (1st) Business Day after Issuing Bank notifies Administrative Agent and Borrower that it has made payment under a LC, the amount paid by Issuing Bank, and (B) within five (5) Business Days after demand, the amount of any additional fees Issuing Bank customarily charges for amending LCs Agreements, for honoring drafts under LCs, and for taking similar action in connection with letters of credit. If Borrower has not reimbursed Issuing Bank for any drafts paid by the date on which reimbursement is required under this SECTION, then Administrative Agent is irrevocably authorized to fund Borrower's reimbursement obligations as a Base Rate Loan if no Event of Default exists. The proceeds of such Loan shall be advanced directly to Issuing Bank to pay Borrower's unpaid reimbursement obligations. If an Event of Default exists, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this SECTION are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against any Credit Party or any other Person. From the date that Issuing Bank pays a draft under a LC until Borrower either reimburses or is obligated to reimburse Issuing Bank for that draft under this SECTION, the amount of such draft bears interest payable to Issuing Bank at the rate then applicable to Base Rate Loans. From the due date of the respective amounts due under this SECTION, to the date paid (including any payment from proceeds of a Base Rate Loan), unpaid reimbursement amounts accrue interest that is payable on demand at the Base Rate PLUS two percent (2%).


AMENDED AND RESTATED CREDIT AGREEMENT    25

                  (iv) GENERAL. Issuing Bank shall promptly notify Administrative Agent and Borrower of the date and amount of any draft presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under this Agreement). Issuing Bank shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Issuing Bank may disregard (A) any default or potential default that exists under any other agreement, and (B) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Issuing Bank is not liable for any of those obligations). Borrower's reimbursement obligations to Issuing Bank and Lenders, and each Lender's obligations to Issuing Bank, under this Section are absolute and unconditional irrespective of, and Issuing Bank is not responsible for, (1) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (2) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other rights against any Credit Party or any other Person, or (3) the occurrence of any Potential Default or Event of Default.

                  (v) OBLIGATION OF LENDERS. If Borrower fails to reimburse Issuing Bank as provided in SECTION 2.1(e)(iii) by the date on which reimbursement is due under such SECTION, and a Loan cannot be advanced to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Commitment Percentage of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds its Commitment Percentage of the unpaid reimbursement obligation. Funds are due and payable to Administrative Agent before the close of business on the Business Day when Administrative Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is given before 12:00 noon) or on the next succeeding Business Day (if notice is given after 12:00 noon). All amounts payable by any Lender accrue interest after the due date from the day the applicable draft or draw is paid by Administrative Agent to (but not including) the date the amount is paid by such Lender to Administrative Agent at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. Upon receipt of such funds, Administrative Agent shall make them available to Issuing Bank.

                  (vi) DUTIES OF ISSUING BANK. Issuing Bank agrees with each Lender and Borrower that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draft under any LC, Issuing Bank has no responsibility to obtain any document (OTHER THAN any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Issuing Bank nor its Representatives will be liable to any Lender or Borrower for any LC's use or for any beneficiary's acts or omissions (INCLUDING, WITHOUT LIMITATION, ANY ACTS OR OMISSIONS CONSTITUTING ORDINARY NEGLIGENCE). Any action, inaction, error, delay, or omission taken or suffered by Issuing Bank or any of its Representatives in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Governmental Requirements and in accordance with the standards of care specified in the UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (as amended or modified), is binding upon Borrower and Lenders and, except as provided in SECTION 2.1(c), does not place Issuing Bank or any


AMENDED AND RESTATED CREDIT AGREEMENT    26
         of its Representatives under any resulting liability to Borrower or any Lender. Issuing Bank is not liable to Borrower or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Issuing Bank or its Representatives in connection with any LC.

                  (vii) CASH COLLATERAL. On the Maturity Date and if requested by Requisite Lenders while a Potential Default or Event of Default exists, Borrower shall provide Administrative Agent, for the benefit of the Credit Parties, cash collateral in an amount to equal the then-existing LC Exposure.

                  (viii) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE EACH CREDIT PARTY AND ITS RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
         FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT ANY LC, OR THE FAILURE OF ISSUING BANK TO HONOR A DRAW REQUEST UNDER ANY LC. ALTHOUGH EACH CREDIT PARTY AND ITS RESPECTIVE REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (INCLUDING A KNOWING AND WILLFUL BREACH OF ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT OR AN LC AGREEMENT).

                  (ix) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under each LC are part of the Obligations, only the events specified in this Agreement as an Event of Default shall constitute a default under any LC or LC Agreement, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

                  (x) EXISTING LCs. Upon the satisfaction of each of the conditions precedent to the initial Loans and the initial issuance of LCs under the LC Subfacility set forth in SECTION 3, each of the Existing LCs shall be deemed to be an LC issued hereunder for all purposes; PROVIDED THAT no issuance fee shall be payable pursuant to
         SECTION 2.3(c)(ii) with respect to such Existing LCs (except in connection with a renewal or extension of such LCs).

         (g) RIGHT TO REMOVE OR REPLACE LENDER. If any Lender (x) shall request compensation or indemnification pursuant to SECTION 2.7 or shall provide notice to Borrower that it is unable to make or maintain Eurodollar Loans pursuant to
SECTION 2.6(b) and such request or notice is not applicable to all Lenders, or
(y) shall fail to make available its Loan pursuant to SECTION 2.1(c), then Borrower may either (i) terminate the Commitment of such Lender in whole but not in part, by (A) giving such Lender and Administrative Agent not less than five
(5) Business Days' written notice thereof, which notice shall be irrevocable and effective upon receipt thereof by such Lender and Administrative Agent and shall specify the date of such termination, and (B) paying such Lender on such date the outstanding principal of, and interest on, all Loans made by such Lender and any other Obligation owed to such Lender, if any, or (ii) terminate the Commitment of such Lender in whole but not in part, pursuant to the provisions of SECTION 9.1, by proposing the introduction of a replacement Lender satisfactory to Administrative Agent, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all of the foregoing conditions, such Lender that is being terminated shall cease to be a


AMENDED AND RESTATED CREDIT AGREEMENT    27

"LENDER" for purposes of this Agreement, PROVIDED THAT Borrower shall continue to be obligated to such Lender under SECTION 9.3 with respect to the indemnification obligations described in such SECTION arising prior to such termination.

         2.2      INTEREST ON THE LOANS.

         (a)      RATE OF INTEREST.

                  (i) Subject to the provisions of SECTIONS 2.6 and 2.7, the Loans shall bear interest on the unpaid Principal Debt from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to SECTION 2.1(b). The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to SECTION 2.2(d). If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate.

                  (ii) Subject to the provisions of SECTIONS 2.2(e) and 2.7, the Loans shall bear interest through maturity as follows:

                           (A) if a Base Rate Loan, then at THE SUM OF the Base
                  Rate PLUS the Applicable Margin for Base Rate Loans; or

                           (B) if a Eurodollar Rate Loan, then at THE SUM OF the
                  Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Loans.

         (b) INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one (1), two (2), three (3), or six (6) month period; PROVIDED THAT:

                  (i) the initial Interest Period for the Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day; PROVIDED THAT, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then such Interest Period shall expire on the next preceding Business Day;


AMENDED AND RESTATED CREDIT AGREEMENT    28

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to SECTION 2.2(b)(v), end on the last Business Day of a calendar month;

                  (v) there shall be no more than five (5) Interest Periods outstanding at any time; and

                  (vi) if Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, then Borrower shall be deemed to have selected an Interest Period of one (1) month.

         (c) INTEREST PAYMENTS. Subject to the provisions of SECTION 2.2(d), interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to such Loan, upon any prepayment of such Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED, HOWEVER, that if any Loans that are Base Rate Loans are prepaid pursuant to SECTION 2.4(b), then interest on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, upon the final termination for any reason of the Total Commitment).

         (d) CONVERSION OR CONTINUATION.

                  (i) Subject to the provisions of SECTION 2.6, Borrower shall have the option (A) to convert at any time all or any part of the outstanding Loans equal to $5,000,000 or a greater integral multiple of $1,000,000 from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (B) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan (together with other Loans) equal to $5,000,000 or a greater integral multiple of $1,000,000 as a Eurodollar Rate Loan; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                  (ii) Borrower shall deliver a Notice of
         Conversion/Continuation to Administrative Agent no later than 11:00 a.m. (Dallas, Texas time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the amount and type of the Loan to be converted/continued, (C) the nature of the proposed conversion/continuation, (D) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (E) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this SECTION 2.2(d); PROVIDED THAT such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.


AMENDED AND RESTATED CREDIT AGREEMENT    29

                  (iii) Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this
         SECTION 2.2(c), and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

                  (iv) Except as otherwise provided in SECTIONS 2.6(b), 2.6(c), and 2.6(g), a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

         (e) DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding Principal Debt and, to the extent permitted by applicable Legal Requirements, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED THAT in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this
SECTION 2.2(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         (f) COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first (1st) day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED THAT if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

         (g) MAXIMUM RATE. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that neither Administrative Agent nor any Lender contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable Legal Requirements, and, if Administrative Agent or Lenders ever do so, then any excess shall be treated as a partial repayment or prepayment of the Principal Debt and any


AMENDED AND RESTATED CREDIT AGREEMENT    30
remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower, Administrative Agent, and Lenders shall, to the maximum extent permitted under applicable Legal Requirements, (i) treat all Loans as but a single extension of credit (and Administrative Agent, Lenders, and Borrower agree that is the case and that provision in this Agreement for multiple Loans is for convenience only), (ii) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (iii) exclude voluntary repayments or prepayments and their effects (solely for purposes of this calculation), and (iv) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders may not, to the extent permitted by Legal Requirements, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Legal Requirements of the State of Texas are applicable for purposes of determining the "MAXIMUM RATE" or the "MAXIMUM AMOUNT," then those terms mean the "WEEKLY CEILING" from time to time in effect under TEXAS FINANCE CODE SECTION 303.001, as amended, as limited by TEXAS FINANCE CODE SECTION 303.009, as amended. Borrower agrees that CHAPTER 346 of the TEXAS FINANCE CODE, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations.

         2.3 FEES.

         (a) ADMINISTRATIVE AGENT FEES. Borrower shall pay to Administrative Agent and Arranger the fees specified in the letter agreement between Administrative Agent and Borrower.

         (b) UNUSED FEES. Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a quarterly unused fee (prorated for partial quarters) equal to THE SUM OF the amounts obtained by multiplying the average Unused Commitment TIMES one-quarter of one percent (0.25%). Such commitment fee shall accrue commencing on the Closing Date, and shall be due and payable on the last day of each March, June, September, and December during the term hereof, commencing on December 31, 2000, and on the Maturity Date, based upon the Unused Commitment for each day during the quarter ending on such date. Solely for purposes of this SECTION 2.3(b), "RATABLE" means, for any calculation period, with respect to any Lender, the proportion that (i) the average daily Unused Commitment of such Lender during such period bears to (ii) the aggregate amount of the average daily Unused Commitment of all Lenders during such period.

         (c) ISSUING BANK'S FEES. As an inducement for the issuance (including, without limitation, the extension) of each LC, Borrower agrees to pay to Administrative Agent:

                  (i) For the ratable account of each Lender, on the day the fee is payable, an issuance fee, payable quarterly in arrears, equal to a percentage of the average-face amount of such LC during each applicable quarterly period, which percentage is equal to the product of the average-face amount of such LC TIMES a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans; and

                  (ii) For the account of LC Lender, payable on the date of issuance, an issuance fee equal to THE GREATER OF (A) the product of
         (I) the face amount of such LC TIMES (II) one-eighth of one percent (0.125%) and (B) $500; PROVIDED THAT the fees payable pursuant to this
         SECTION 2.3(c)(ii) with respect to any individual issuance of an LC shall not exceed $2,000.


AMENDED AND RESTATED CREDIT AGREEMENT    31

         2.4 SCHEDULED PAYMENTS, PREPAYMENTS, AND REDUCTIONS.

         (a) SCHEDULED PAYMENT OF THE REVOLVING CREDIT FACILITY. The Principal Debt is due and payable on the Maturity Date.

         (b) VOLUNTARY PREPAYMENTS. Borrower may, upon not less than one (1) Business Day prior written or telephonic notice in the case of Base Rate Loans, or three (3) Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans, given to Administrative Agent and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 or a greater integral multiple of $250,000 (or such lesser amount representing payment in full of all Principal Debt); PROVIDED, HOWEVER, that if Borrower repays any Eurodollar Rate Loan prior to the expiration of the Interest Period applicable thereto, then Borrower shall be obligated to pay the amounts required pursuant to SECTION 2.6(d). Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

         (c) GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by Borrower of principal, interest, fees, and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff, or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon (Dallas, Texas time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the Principal Debt of any Loan shall include payment of accrued interest on the Principal Debt being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to Principal Debt.

                  (iii) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Any prepayment shall be applied first (1st) to Base Rate Loans made for the purpose specified, if any, to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to SECTION 2.6(d).

                  (iv) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of the Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth on SCHEDULE 2.1 or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent. Notwithstanding the foregoing provisions of this
         SECTION 2.4(c)(iv), if, pursuant to the provisions of SECTION 2.6(c), any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its


AMENDED AND RESTATED CREDIT AGREEMENT        32

         Commitment Percentage of any Eurodollar Rate Loans, then Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (v) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder, as the case may be.

                  (vi) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of the Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED THAT the failure to make (or any error in the making of) a notation of the Loans made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to the Loans or any payments of principal or interest on such Note.

                  (vii) PAYMENTS TO LENDERS. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED THAT such payment or prepayment is received by Administrative Agent prior to 12:00 noon (Dallas, Texas time), and otherwise before 12:00 noon (Dallas, Texas time) on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Effective Rate from time to time in effect from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

         2.5 USE OF PROCEEDS.

         (a) LOANS AND LCS. The proceeds of the Loans shall be applied by Borrower, and LCs shall be issued for the account of Borrower, for the purposes described in the Recitals.

         (b) MARGIN REGULATIONS. No portion of the proceeds of any Loan under this Agreement shall be used by any Company in any manner that would cause the Loans or the application of such proceeds to violate REGULATION U, REGULATION T, or REGULATION X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such Loans and such use of proceeds.

         2.6 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         (a) DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 a.m. (Dallas, Texas time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive, and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.


AMENDED AND RESTATED CREDIT AGREEMENT        33

         (b) INABILITY TO DETERMINE APPLICABLE INTEREST RATE. If Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate or Eurocurrency Rate, then Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

         (c) ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. If on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining, or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any Legal Requirements (or would conflict with any such Legal Requirement not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (A) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of SECTION 2.6(d), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this SECTION 2.6(c) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         (d) COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses, and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar


AMENDED AND RESTATED CREDIT AGREEMENT        34

Rate Loans and any loss, expense, or liability sustained by such Lender in connection with the liquidation or reemployment of such funds) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/ Continuation or a telephonic request for conversion or continuation (unless such borrowing or conversion does not occur by reason of the inability to determine the applicable interest rate as provided in SECTION 2.6(b) and the illegality or impracticability to make Eurodollar Rate Loans as provided in SECTION 2.6(c); (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to such Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         (e) BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry, or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

         (f) ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this SECTION 2.6 and under
SECTION 2.7(a) shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurocurrency Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this SECTION 2.6 and under SECTION 2.7(a).

         (g) EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for such Loan, and (ii) subject to the provisions of SECTION 2.6(d), any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

         2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         (a) COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of SECTION 2.7(b), if any Lender shall determine (for Loans hereunder and other similar loans made by such Lender to borrowers similarly situated as Borrower) (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Legal Requirement, or any change therein or in the interpretation, administration, or application thereof (including the introduction of any new Legal Requirement), or any determination of any Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority or quasi-Governmental Authority (whether or not having the force of law):


AMENDED AND RESTATED CREDIT AGREEMENT        35

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees, or any other amount payable hereunder;

                  (ii) imposes, modifies, or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special, or other reserve), special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) as soon as practicable (but in any event within one hundred and twenty
(120) days) after such Lender obtains actual knowledge of the event or condition prompting such Lender to make such determination a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this SECTION 2.7(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Borrower shall not be liable for any such amount that accrues between the date such statement is required to be given and the date such statement is actually given.

         (b) WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by any Legal Requirement) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld, or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If Borrower or any other Person is required by any Legal Requirement to make any deduction or withholding on account of any such Tax (other than a Tax on the overall net income of any Lender) from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:


AMENDED AND RESTATED CREDIT AGREEMENT        36

                  (A) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

                  (B) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (C) the sum payable by Borrower in respect of which the relevant deduction, withholding, or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding, or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding, or payment been required or made (but net of any tax credit realized by Administrative Agent or such Lender); and

                  (D) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by SECTION 2.7(b)(ii)(B) to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding, or payment and of the remittance thereof to the relevant taxing or other authority;

PROVIDED THAT no such additional amount shall be required to be paid to any Lender under SECTION 2.7(b)(ii)(C) except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding, or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding, or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

         (iii) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

               (A) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this SECTION 2.7(b)(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, or (2) if such Lender is not a "BANK" or other Person described in SECTION 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue


AMENDED AND RESTATED CREDIT AGREEMENT        37

         Service Form 1001 or 4224 pursuant to SECTION 2.7(b)(iii)(A)(1), then a Certificate re Non-Bank Status together with two (2) original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (B) Each Lender required to deliver any forms, certificates, or other evidence with respect to United States federal income tax withholding matters pursuant to SECTION 2.7(b)(iii)(A) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates, or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Administrative Agent for transmission to Borrower two (2) new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two (2) original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or (2) immediately notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

                  (C) Borrower shall not be required to pay any additional amount to any Non-US Lender under SECTION 2.7(b)(ii)(C) if such Lender shall have failed to satisfy the requirements of SECTION 2.7(b)(iii)(A); PROVIDED THAT if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this SECTION 2.7(b)(iii)(C) shall relieve Borrower of its obligation to pay any additional amounts pursuant to SECTION 2.7(b)(iii)(C) in the event that, as a result of any change in any applicable Legal Requirement, or any change in the interpretation, administration, or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in SECTION 2.7(b)(iii)(A).

         (c) CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in, or applicability after the date hereof of any Legal Requirement (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Commitment or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change, or compliance (taking into consideration the policies of such Lender or such controlling corporation


AMENDED AND RESTATED CREDIT AGREEMENT        38
with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.8 OBLIGATION OF LENDERS TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender under SECTION 2.6(c) or that would entitle such Lender to receive payments under SECTION 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund, or maintain the Commitment of such Lender or the affected Loans of such Lender through another lending office of such Lender or Affiliate, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to SECTION 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding, or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or the interests of such Lender; PROVIDED THAT such Lender will not be obligated to utilize such other lending office pursuant to this SECTION 2.8 unless Borrower agrees to pay all incremental and reasonable expenses incurred by such Lender as a result of utilizing such other lending office as described in CLAUSE (a) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this SECTION 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         2.9 SECURITY FOR THE LOANS.

         (a) PLEDGE AGREEMENTS. As security for the payment and performance of the Obligations, on or prior to the Closing Date, (i) Borrower shall execute and deliver to Administrative Agent the Borrower Pledge Agreement pursuant to which Borrower shall grant Administrative Agent, for the benefit of the Credit Parties, a first priority perfected security interest in, and lien upon, the Stock of each of its Significant Subsidiaries and the intercompany Indebtedness of each of Borrower's Subsidiaries owing to Borrower, and (ii) each of Borrower's Significant Subsidiaries that, individually or together with any other Obligor, holds ownership interests in one or more Significant Subsidiaries shall execute and deliver to Administrative Agent the Subsidiary Pledge Agreement pursuant to which such Significant Subsidiaries shall grant Administrative Agent, for the benefit of the Credit Parties, a first priority perfected security interest in, and lien upon, the Stock of each Significant Subsidiary owned by each such Significant Subsidiary and the intercompany Indebtedness of each of Borrower's Subsidiaries owing to each such Significant Subsidiary.

         (b) SUBSIDIARY GUARANTY. Each of Borrower's Significant Subsidiaries shall execute and deliver to Borrower the Subsidiary Guaranty, pursuant to which such Significant Subsidiaries shall guaranty all of the Obligations of Borrower.


AMENDED AND RESTATED CREDIT AGREEMENT        39

         (c) FURTHER ASSURANCES. Borrower hereby agrees to execute and deliver, and to cause to be executed and delivered, to Administrative Agent, at Borrower's sole cost and expense, such replacement guaranties, financing or continuation statements, third party consents, and such other amendments, agreements, documents, assignments, statements, or instruments as Administrative Agent may from time to time reasonably request to evidence, perfect, or otherwise implement the security for performance and repayment of the Obligations and the obligations of Borrower's Significant Subsidiaries under the Subsidiary Guaranty. All of the foregoing shall be reasonably satisfactory in form and substance to Administrative Agent.

                                   SECTION 3

                              CONDITIONS PRECEDENT

         3.1 CONDITIONS TO INITIAL LOANS ON THE CLOSING DATE. The obligations of Lenders to fund the initial Loans and of Issuing Bank to issue any LCs to be made or issued on the Closing Date are subject to satisfaction of the following conditions precedent on or before the Closing Date:

         (a) BORROWER DOCUMENTS. Borrower shall deliver or cause to be delivered to Administrative Agent the following, each, unless otherwise noted, dated as of the Closing Date:

              (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar Taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

              (ii) An Officer's Certificate of Borrower certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing this Agreement and the other Loan Documents;

              (iii) Executed originals of this Agreement, the Notes, the Borrower Pledge Agreement, and the other Loan Documents; and

              (iv) Such other documents as Administrative Agent may reasonably request.

         (b) BORROWER'S SIGNIFICANT SUBSIDIARIES DOCUMENTS. Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each of Borrower's Significant Subsidiaries, each, unless otherwise noted, dated as of the Closing Date:

              (i) Certified copies of its charter, together with a good standing certificate from its jurisdiction of incorporation and of its principal place of business, dated a recent date prior to the Closing Date;


AMENDED AND RESTATED CREDIT AGREEMENT        40

              (ii) Officer's Certificate of Significant Subsidiary certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party;

              (iii) Executed originals of the Loan Documents to which it is a party; and

              (iv) Such other documents as Administrative Agent may reasonably request.

         (c) OPINIONS OF COUNSEL FOR BORROWER AND BORROWER'S SUBSIDIARIES. The Credit Parties and their respective counsel shall have received originally executed copies of a favorable written opinion of Vinson & Elkins L.L.P., counsel for the Companies, in form and substance reasonably satisfactory to Administrative Agent and their counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in EXHIBIT K and as to such other matters as Administrative Agent, acting on behalf of the Credit Parties, may reasonably request.

         (d) COLLATERAL DOCUMENTS. Borrower shall have taken or caused to be taken such actions in such a manner so that Administrative Agent has a valid and perfected first priority security interest in the entire Collateral (subject to Liens consented to in writing by Administrative Agent and Requisite Lenders with respect to such Collateral and other Liens permitted by SECTION 6.2) granted by the Collateral Documents. Such actions shall include, without limitation, the delivery pursuant to the applicable Collateral Documents of such certificates (which certificates shall be registered in the name of Administrative Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Administrative Agent) representing all of the shares of Stock required to be pledged and such notes representing all of the intercompany Indebtedness required to be pledged pursuant to the Collateral Documents.

         (e) FEES. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to the Credit Parties, the fees payable on the Closing Date referred to in SECTION 2.3.

         (f) DELIVERY OF LEVEL DETERMINATION CERTIFICATE. Borrower shall have delivered a Level Determination Certificate calculated utilizing the most-recent financial statements referred to in SECTION 4.3.

         (g) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         (h) CONFIRMATION AGREEMENT. Borrower and Guarantors shall have executed a Confirmation Agreement in the form of EXHIBIT L.

         3.2 CONDITIONS TO ALL LOANS. The obligations of Lenders to make all Loans on each Funding Date (the initial Loans on the Closing Date) and of Issuing Bank to issue any LC on each Issuance Date


AMENDED AND RESTATED CREDIT AGREEMENT        41

(including the initial issuance of an LC, if any, on the Closing Date) are subject to the following conditions precedent:

         (a) NOTICE OF BORROWING. Administrative Agent, and, in the case of an LC, Issuing Bank, shall have received, in accordance with the provisions of
SECTION 2.1(c), an originally executed Notice of Borrowing or, in accordance with the provisions of SECTION 2.1(f)(i), an originally executed LC Request, in each case signed by the chief executive officer, the chief financial officer, the treasurer, or secretary of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Administrative Agent.

         (b) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties in SECTION 4 hereof are true, correct, and complete in all material respects on and as of the Funding Date or the Issuance Date, as the case may be, to the same extent as though made on and as of that date (unless such representations and warranties are, by their express terms, limited to a specific date) and that Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before such Funding Date or Issuance Date, except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

         (c) NO DEFAULT. No Potential Default or Event of Default shall have occurred or be caused by the making of such Loans or the Issuance of any LC.

         (d) NO INJUNCTION OR RESTRAINING ORDER. No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it or Issuing Bank from issuing the LC to be issued by it on the Closing Date.

         (e) NO VIOLATION. The making of the Loans requested on such Funding Date or issuance of the LC requested on such Issuance Date shall not violate any Legal Requirement, including, without limitation, REGULATION T, REGULATION U, or REGULATION X of the Board of Governors of the Federal Reserve System.

                                   SECTION 4

                   BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender that the following statements are true, correct, and complete:

         4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

         (a) ORGANIZATION AND POWERS. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents, and to carry out the transactions contemplated thereby.

         (b) QUALIFICATION AND GOOD STANDING. Borrower is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business


AMENDED AND RESTATED CREDIT AGREEMENT        42
and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         (c) CONDUCT OF BUSINESS. The Companies are engaged only in the businesses permitted to be engaged in pursuant to SECTION 6.7.

         (d) SUBSIDIARIES. All of the Subsidiaries of Borrower are identified in
SCHEDULE 4.1-1 (as such SCHEDULE 4.1-1 may be supplemented from time to time pursuant to the provisions of SECTION 5.1(k)). The Stock of each of the Subsidiaries of Borrower identified in SCHEDULE 4.1-1 (as so supplemented) are duly authorized, validly issued, fully paid, and nonassessable (except for mandatory capital calls in respect of Joint Venture interests), as applicable, and none of Stock constitutes Margin Stock. Each of the Subsidiaries of Borrower identified in SCHEDULE 4.1-1 (as so supplemented) is a corporation duly organized, or a general partnership or limited partnership or a limited liability company duly formed, and is validly existing and is in good standing under the laws of its respective jurisdiction of incorporation or formation set forth therein, has all requisite corporate or partnership power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where the failure to be so qualified or in good standing or a lack of such corporate or partnership power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 4.1-1 (as so supplemented) correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein.

         (e) SIGNIFICANT SUBSIDIARIES. All of the Significant Subsidiaries of Borrower are identified in SCHEDULE 4.1-2 (as such SCHEDULE 4.1-2 may be supplemented from time to time pursuant to the provisions of SECTION 5.1(l)).

         4.2 AUTHORIZATION OF BORROWING, ETC.

         (a) AUTHORIZATION OF BORROWING. The execution, delivery, and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Obligor.

         (b) NO CONFLICT. The execution, delivery, and performance by Obligors of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) except as would not have a Material Adverse Effect, violate any provision of any Legal Requirement applicable to any Company, the Constituent Documents of any Company, or any order, judgment, or decree of any Governmental Authority binding on any Company, (ii) except as would not have a Material Adverse Effect, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Company, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Company (other than any Liens created under any of the Loan Documents in favor of Administrative Agent, for the benefit of the Credit Parties), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Company, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         (c) GOVERNMENTAL CONSENTS. The execution, delivery, and performance by Obligors of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and


AMENDED AND RESTATED CREDIT AGREEMENT        43
will not require any registration with, consent or approval of, or notice to, or other action to, with, or by, any Governmental Authority except for customary UCC filings.

         (d) BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by Obligors and is the legally valid and binding obligation of Obligors, enforceable against Obligors in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.3 FINANCIAL CONDITION. Borrower has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (a) the audited consolidated balance sheet of the Companies as of December 31, 1999, prepared by a certified public accountant acceptable to Administrative Agent and the related consolidated statements of income, stockholders' equity, and cash flows of the Companies for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheets of the Companies as of September 30, 2000, and the related unaudited consolidated statements of income, stockholders' equity, and cash flows of the Companies for the fiscal period then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as of the respective dates thereof and the results of operations and annual cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of full footnotes. Quarterly statements will not reflect audit adjustments. As of the Closing Date, Borrower does not (and will not following the funding of the Loans) have any Contingent Obligation, contingent liability, or liability for Taxes, long-term lease, or unusual forward or long-term commitment that is not reflected in the foregoing financial statements described in CLAUSES (a) and (b) above or the notes thereto or in Borrower's periodic reports filed with the Securities and Exchange Commission and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise), or prospects of any Company.

         4.4 NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS. Since September 30, 2000, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. No Company has directly or indirectly declared, ordered, paid, or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by SECTION 6.3.

         4.5 TITLE TO PROPERTIES; LIENS. The Companies have (a) good, sufficient, and legal title to (in the case of fee interests in real property),
(b) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (c) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in SECTION 4.3 or in the most recent financial statements delivered pursuant to SECTION 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under SECTION 6.5. Except as permitted by this Agreement (including, without limitation, SECTION 6.2), all such properties and assets are free and clear of any Liens.

         4.6 LITIGATION; ADVERSE FACTS. Except as set forth in SCHEDULE 4.6, there are no actions, suits, proceedings, arbitrations, or governmental investigations (whether or not purportedly on behalf of any Company) at law or in equity or before or by any Governmental Authority, domestic or foreign, pending or,


AMENDED AND RESTATED CREDIT AGREEMENT        44
to the knowledge of Borrower, threatened against or affecting any Company or any property of any Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Company is (a) in violation of any applicable Legal Requirements that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules, or regulations of any Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.7 PAYMENT OF TAXES. Except to the extent permitted by SECTION 5.3, all tax returns and reports of the Companies required to be filed by any of them have been timely filed, and all Taxes, assessments, fees, and other governmental charges upon the Companies and upon their respective properties, assets, income, businesses, and franchises which are due and payable have been paid when due and payable, and Borrower knows of no proposed tax assessment against any Company, in each case which is not being actively contested by such Company in good faith and by appropriate proceedings and in which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP, have been made or provided therefor.

         4.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

         (a) No Company is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any of its Contractual Obligations, and no condition or event exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         (b) No Company is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.9 GOVERNMENTAL REGULATION. No Company is subject to regulation under the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, the FEDERAL POWER ACT, or the INVESTMENT COMPANY ACT OF 1940 or under any other Legal Requirement which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         4.10 SECURITIES ACTIVITIES. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         4.11 EMPLOYEE BENEFIT PLANS.

         (a) Borrower and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all of their obligations in all material respects under each Employee Benefit Plan.

         (b) No ERISA Event has occurred or is reasonably expected to occur.


AMENDED AND RESTATED CREDIT AGREEMENT        45

         (c) Except to the extent required under SECTION 4980B of the Internal Revenue Code or state law conversion right or except as set forth in SCHEDULE 4.11, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Borrower or any of its ERISA Affiliates.

         (d) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in SECTION 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

         4.12 CERTAIN FEES. Except for fees payable pursuant to any fee letter between Borrower and Administrative Agent, no broker's or finder's fee or commission will be payable with respect to this Agreement, the other Loan Documents, or any of the transactions contemplated hereby, and Borrower hereby indemnities the Credit Parties against, and agrees that it will hold the Credit Parties harmless from, any claim, demand, or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses, and disbursements of counsel) arising in connection with any such claim, demand, or liability.

         4.13 ENVIRONMENTAL PROTECTION. Except as set forth in SCHEDULE 4.13:
(a) To the best of Borrower's knowledge, the operations of each Company (including, without limitation, all operations and conditions at or in any Real Estate Investment) comply with all Environmental Laws except to the extent a failure to comply could not reasonably be expected to have a Material Adverse Effect;

         (b) None of the operations of any Company is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

         (c) No Company nor any of its Real Estate Investments or operations are subject to any outstanding written order or agreement with any Governmental Authority or private party relating to (i) administrative or judicial proceedings relating to the violation by such Company of any Environmental Laws, or (ii) any Environmental Claims, in each case which could reasonably be expected to have a Material Adverse Effect.

         4.14 EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving any Company that could reasonably be expected to have a Material Adverse Effect.

         4.15 SOLVENCY. Borrower and each of its Significant Subsidiaries are and, upon the incurrence of any Obligations by Borrower on any date on which this representation is made, will be, Solvent.

         4.16 DISCLOSURE. No representation or warranty of any Company contained in any Loan Document or in any other document, certificate, or written statement furnished to the Credit Parties by or on behalf of any Company for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma


AMENDED AND RESTATED CREDIT AGREEMENT        46
financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Credit Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Credit Parties for use in connection with the transactions contemplated hereby.

         4.17 SECURITY INTERESTS. The Liens granted to Administrative Agent, for the benefit of the Credit Parties, by the Obligors pursuant to the Collateral Documents are perfected, first priority Liens (except for Permitted Encumbrances) in the Collateral described therein, including the proceeds and products thereof.

                                   SECTION 5

                        BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and the other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall, and shall cause each of its Subsidiaries to, perform all of the covenants in this SECTION 5.

         5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower shall, and shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with sound business practices sufficient to permit preparation of financial statements in conformity with GAAP. Borrower shall deliver to Administrative Agent and Lenders:

         (a) QUARTERLY FINANCIALS. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, with respect to the Companies (i) the consolidated balance sheets thereof as of the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity, and cash flows thereof for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the financial plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition of the Companies, as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and
(ii) a narrative report describing the operations thereof in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

         (b) YEAR-END FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, with respect to the Companies, (i) the consolidated and consolidating balance sheets thereof as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity, and cash flows thereof for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present the financial condition of the Companies and as of the dates indicated and the results of their operations and their cash flows for the periods indicated,


AMENDED AND RESTATED CREDIT AGREEMENT        47

(ii) a narrative report describing the operations thereof in the form prepared for presentation to senior management for such Fiscal Year, and
(iii) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Borrower which report shall be unqualified, shall express no doubts about the ability of the Companies to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Companies, as of the dates indicated and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

         (c) OFFICERS' AND COMPLIANCE CERTIFICATES. Together with each delivery of financial statements of the Companies pursuant to SECTIONS 5.1(a) and 5.1(b),
(i) an Officers' Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Companies during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of such Officers' Certificate, of any condition or event that constitutes a Potential Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking, and proposes to take with respect thereto, and (ii) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in SECTIONS 5.11, 6.3, and 6.4;

         (d) ACCOUNTANTS' CERTIFICATION. Together with each delivery of consolidated financial statements of the Companies pursuant to SECTION 5.1(b), a written statement by the independent certified public accountants giving the report thereon (i) stating that their audit has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (ii) stating whether, in connection with their audit, any condition or event that constitutes a Potential Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof (PROVIDED THAT such accountants shall not be liable by reason of any failure to obtain knowledge of any such Potential Default or Event of Default that would not be disclosed in the course of their audit), and (iii) stating that based on their audit nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to
SECTION 5.1(c)(i) is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to SECTION 5.1(c)(ii) for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

         (e) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim, or special audit of the financial statements of the Companies made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

         (f) EVENTS OF DEFAULT, ETC. Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Potential Default or an Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Potential Default or Event of Default, (ii) that any Person has given any notice to any Company


AMENDED AND RESTATED CREDIT AGREEMENT        48
or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 7.2, (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event, or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Potential Default, Event of Default, default, event, or condition, and what action Borrower has taken, is taking, and proposes to take with respect thereto;

         (g) LITIGATION OR OTHER PROCEEDINGS. Promptly upon any officer of Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation, or arbitration against or affecting any Company or any property of any Company (collectively, "PROCEEDINGS") not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Proceeding that, in any case:

                  (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

                  (B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters, and promptly after request by Administrative Agent, such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

         (h) ERISA EVENTS. Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower or any of its ERISA Affiliates has taken, is taking, or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto;

         (i) ERISA NOTICES. With reasonable promptness, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (iii) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

         (j) LEVEL DETERMINATION CERTIFICATE. Not later than concurrently with the delivery of the financial statements required under SECTIONS 5.1(a) and 5.1(b), a Level Determination Certificate relating to the Fiscal Quarter most recently ended;

         (k) SUBSIDIARIES. Not later than concurrently with the delivery of the financial statements required under SECTION 5.1(a), a written notice setting forth with respect to each Person becoming a Subsidiary of Borrower (other than a Significant Subsidiary) (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in SCHEDULE 4.1-1 with respect to all Subsidiaries of Borrower (it being understood that such written notice shall be deemed to supplement SCHEDULE 4.1-1 for all purposes of this Agreement);


AMENDED AND RESTATED CREDIT AGREEMENT        49

         (l) SIGNIFICANT SUBSIDIARIES. Promptly upon any Person becoming a Significant Subsidiary of Borrower, a written notice setting forth with respect to such Person (i) the date on which such Person became a Significant Subsidiary of Borrower, and (ii) all of the data required to be set forth in SCHEDULE 4.1-2 with respect to all Significant Subsidiaries of Borrower (it being understood that such written notice shall be deemed to supplement SCHEDULE 4.1-2 for all purposes of this Agreement);

         (m) PRESS RELEASES; SEC REPORTING. Promptly upon its becoming available, each press release and each regular or periodic report, any registration statement or prospectus in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission, or any successor agency thereof, including, without limitation, each FORM 10-K, 10-Q, and S-8 filed with the Securities and Exchange Commission;

         (n) SHAREHOLDER REPORTS. Promptly after the mailing or delivery thereof, copies of all material reports or other information from Borrower to its shareholders; and

         (o) OTHER INFORMATION. Promptly upon the reasonable request by Administrative Agent or any Lender, such other information and data with respect to the business, affairs, assets, or liabilities of any Company.

         5.2 CORPORATE EXISTENCE, ETC. Except as permitted under SECTION 6.5, Borrower shall, and shall cause each of its Significant Subsidiaries to, at all times preserve and keep in full force and effect its corporate, partnership, or limited liability company existence and all rights and franchises material to its business.

         5.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         (a) Borrower shall, and shall cause each of its Significant Subsidiaries to, pay all Taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses, or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED THAT no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         (b) Borrower shall not, nor shall it permit any of its Significant Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Company).

         5.4 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain or cause to be maintained in good repair, working order, and condition, ordinary wear and tear excepted, all material properties used in the business of the Companies (including, without limitation, all patents, trademarks, tradenames (including, without limitation, rights in the name "TRAMMELL CROW"), copyrights, technology, know-how, and processes used in or necessary for the conduct of the business of the Companies as currently conducted that are material to the condition (financial or otherwise), business, or operations of the Companies, taken as a whole) and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. Borrower shall, and shall cause


AMENDED AND RESTATED CREDIT AGREEMENT        50
each of its Significant Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.

         5.5 INSPECTION; LENDER MEETING. Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Company, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, and accounts with its and their officers and independent public accountants (PROVIDED THAT Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Borrower shall, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

         5.6 COMPLIANCE WITH LAWS ETC. Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Legal Requirements of any Governmental Authority, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

         5.7 ENVIRONMENTAL DISCLOSURE AND INSPECTION.

         (a) Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of any Real Estate Investment, and
(ii) all other Persons on or occupying such property, to comply with all Environmental Laws except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.

         (b) Borrower shall promptly advise Lenders in writing and in reasonable detail of (i) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Materials on, under, or about any Real Estate Investment, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (B) any Environmental Claim that could have a Material Adverse Effect, and (ii) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Company may be potentially responsible for a Release of Hazardous Materials.

         (c) Borrower shall promptly notify Lenders of (i) any proposed acquisition of Stock, assets, or property by any Company that could reasonably be expected to expose any Company to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by any Company, and (ii) any proposed action to be taken by any Company to commence manufacturing, industrial, or other operations (other than the construction or renovation of Real Estate Investments in the ordinary course of business) that could reasonably be expected to subject any Company to additional Legal Requirements, including, without limitation, Legal Requirements requiring additional environmental Governmental Authorizations.


AMENDED AND RESTATED CREDIT AGREEMENT        51

         (d) Borrower shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this SECTION 5.7.

         5.8 BORROWER'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS. Borrower shall, and shall cause each of its Subsidiaries to, promptly take any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation, or Release of any Hazardous Materials on, under, or about any Real Estate Investment in order to comply with all applicable Environmental Laws and Governmental Authorizations except (a) when, and only to the extent that, such Company's liability for such presence, storage, use, disposal, transportation, or Release of any Hazardous Materials is being contested in good faith by such Company, or (b) when the failure to take such action could not reasonably be expected to have a Material Adverse Effect. In the event any Company undertakes any remedial action with respect to any Hazardous Materials on, under, or about any Real Estate Investment, such Company shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders, and directives of all Governmental Authorities except when, and only to the extent that, such Company's liability for such presence, storage, use, disposal, transportation, or Release of any Hazardous Materials is being contested in good faith by such Company.

         5.9 COLLATERAL DOCUMENTS; FURTHER ASSURANCES. Borrower from time to time shall or shall cause Borrower's Subsidiaries to execute, deliver, and file all such notices, statements, and other documents and take such other steps, including but not limited to the amendment of the Collateral Documents and any financing statements prepared thereunder, as may be reasonably necessary or advisable, or that Administrative Agent may reasonably request, to render fully valid and enforceable under all applicable laws, the rights, liens, and priorities of Administrative Agent, for the benefit of the Credit Parties, with respect to all security from time to time furnished under this Agreement or the Collateral Documents or intended to be so furnished in each case in such form and at such times as shall be reasonably satisfactory to Administrative Agent.

         5.10 NEW SUBSIDIARIES. Borrower shall notify Lenders promptly if it or any of its wholly-owned Subsidiaries hereafter acquires or forms a new Significant Subsidiary and shall pledge or cause to be pledged all of the Stock in each such Significant Subsidiary (if wholly-owned by Borrower, any Subsidiary of Borrower, or any combination thereof) pursuant to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement. Borrower shall also cause each such Significant Subsidiary to guaranty the Obligations pursuant to the Subsidiary Guaranty or other documentation in form and substance satisfactory to Administrative Agent.

         5.11 INTEREST RATE AGREEMENTS. Borrower shall cause each $5,000,000 increment of the Companies' Indebtedness in excess of $50,000,000 to be subject to one or more Interest Rate Agreements with a Lender or other Person reasonably acceptable to Administrative Agent, assuring that the net interest cost on such Indebtedness is fixed, capped, or hedged, in form and substance acceptable to Administrative Agent.


AMENDED AND RESTATED CREDIT AGREEMENT        52

                                   SECTION 6

                         BORROWER'S NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and the other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall, and shall cause each of its Subsidiaries to, perform all covenants in this SECTION 6.

         6.1      LIENS AND RELATED MATTERS.

         (a) NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an asset sale, Borrower shall not, and shall not permit any of its Significant Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         (b) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER OR OTHER SUBSIDIARIES. Borrower shall not, and shall not permit any of its Significant Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Significant Subsidiary to (i) pay dividends or make any other distributions on any of such Significant Subsidiary's Stock owned by any Company, (ii) repay or prepay any Indebtedness owed by such Significant Subsidiary to any Company, (iii) make loans or advances to any Company, or (iv) transfer any of its property or assets to any Company.

         (c) INTERNATIONAL SUBSIDIARIES. Borrower shall not, and shall not permit any other Company to, grant, create, or permit to exist any Lien on the Stock of any International Subsidiary other than Liens securing Indebtedness of International Subsidiaries permitted by SECTION 6.5(b).

         6.2 INVESTMENTS; JOINT VENTURES. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, including any Joint Venture or Unconsolidated Entity, except:

         (a)      the Companies may make Investments in Cash Equivalents;

         (b) the Companies may make Investments in Subsidiaries (i) existing on the Closing Date, (ii) acquired pursuant to a Permitted Acquisition, or (iii) formed by a Company, PROVIDED THAT such Company complies with SECTION 5.10, if applicable;

         (c) the Companies may make Investments in Unconsolidated Entities not constituting Real Estate Investments in an aggregate amount not exceeding $5,000,000 at any time outstanding;

         (d)      the Companies may make Real Estate Investments;

         (e) the Companies may make other Investments (in addition to those contemplated by the other clauses of this SECTION 6.2) SO LONG AS, at the time each such Investment is made, the ratio of (i) the aggregate amount of all such other Investments then outstanding (including the Investment to be made) to (ii) Gross


AMENDED AND RESTATED CREDIT AGREEMENT      53

EBITDA for the four (4) most recent Fiscal Quarters for which Borrower has provided the financial statements required by SECTION 5.1(a) or 5.1(b), as the case may be, does not exceed 1.0 to 1.0; and

         (f) the Companies may make loans and advances to employees for moving, entertainment, and travel expenses, drawing accounts, and similar expenditures in the ordinary course of business in an aggregate amount not exceeding $10,000,000 at any time outstanding.

         6.3 RESTRICTED JUNIOR PAYMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart any sum for any Restricted Junior Payment, except for (a) Permitted Distributions, SO LONG AS no Event of Default exists or would result therefrom, and (b) Permitted Redemptions, SO LONG AS no Event of Default exists or would result therefrom.

         6.4      FINANCIAL COVENANTS.

         (a) MINIMUM INTEREST COVERAGE RATIO. Borrower shall not permit the Interest Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 3.0 to 1.0.

         (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Borrower shall not permit the Fixed Charge Coverage Ratio, as of the last day of any Fiscal Quarter, to be less than 1.75 to 1.0.

         (c) MINIMUM NET WORTH. Borrower shall not permit Net Worth, as of the last day of any Fiscal Quarter to be less than Minimum Net Worth.

         (d) MINIMUM REVENUES. Borrower shall not permit Total Revenues for any Fiscal Quarter to be less than $100,000,000.

         (e) MINIMUM LIQUIDITY. Borrower shall not permit Liquid Assets, as of any date, to be less than $15,000,000.

         (f) CURRENT RATIO. Borrower shall not permit the ratio of Current Assets to Current Liabilities, as of any date, to be less than 1.10 to 1.0.

         (g) MAXIMUM TOTAL LEVERAGE RATIO. Borrower shall not permit the Total Leverage Ratio, as of the last day of any Fiscal Quarter during the following periods, to exceed the ratio set forth opposite such periods below:



         ----------------------------------------------------------------
                        PERIOD                                RATIO
         ================================================================
            Closing Date through December 31, 2001         3.50 to 1.0
         ----------------------------------------------------------------
            January 1, 2002 and thereafter                 3.25 to 1.0
         ----------------------------------------------------------------


         (h) MAXIMUM INVESTMENT IN REAL ESTATE INVESTMENTS. Borrower shall not permit the ratio of (i) the amount of Real Estate Investments as of the last day of any Fiscal Quarter, to (ii) Gross EBITDA for the four (4) Fiscal Quarters ending on the last day of such Fiscal Quarter, to be greater than 2.0 to 1.0. For purposes hereof, the amount of Real Estate Investments shall be calculated as THE SUM OF (A) the amount


AMENDED AND RESTATED CREDIT AGREEMENT      54
of the Companies' Share of Real Estate Investments (other than Stock of Joint Ventures or Unconsolidated Entities) owned by the Companies, and (B) the amount of the Companies' Investments in Stock of Joint Ventures and Unconsolidated Entities that own Real Estate Investments.

         6.5      RECOURSE OBLIGATIONS.

         (a) Borrower shall not permit the Companies, individually or on a consolidated basis, to incur, guaranty, or otherwise be or become, directly or indirectly, liable in respect of any Recourse Obligations other than Permitted Recourse Obligations.

         (b) Borrower shall not permit any Company (other than Borrower and Mortgaged Real Estate Subsidiaries) that is not a Guarantor to incur, guaranty, or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness other than (i) Non-Recourse Obligations, and (ii) Indebtedness of International Subsidiaries otherwise permitted pursuant to the terms of this Agreement not to exceed $10,000,000 in the aggregate at any time outstanding. For purposes of this SECTION 6.5(b), Non-Recourse Obligations of a Company (other than Borrower) shall be deemed to be Non-Recourse Obligations of such Company notwithstanding the fact that Borrower has guaranteed such Non-Recourse Obligations.

         6.6 RESTRICTION ON FUNDAMENTAL CHANGES, ASSET SALES, AND ACQUISITIONS. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property, or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property, or fixed assets of, or Stock of, any Person or any division or line of business of any Person, except that:

         (a) any Subsidiary of Borrower may be merged with or into Borrower or any wholly-owned Subsidiary of Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property, or assets may be conveyed, sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary of Borrower; PROVIDED THAT, in the case of such a merger, Borrower or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

         (b) Borrower may merge with or into another Person SO LONG AS no Default or Event of Default exists or would result therefrom AND SO LONG AS Borrower shall be the continuing or surviving corporation;

         (c) the Companies may sell or otherwise dispose of (i) assets that are obsolete or no longer used or usable in the Companies' business, (ii) the Stock or assets of any Subsidiary that is not a Significant Subsidiary,
(iii) Stock of any Person that does not constitute a Subsidiary, and (iv) other assets SO LONG AS, in the case of sales of assets under this CLAUSE (iv), the aggregate consideration during any period of four (4) consecutive Fiscal Quarters (A) for any single sale or disposition (or series of related sales or dispositions) does not exceed five percent (5%) of Gross EBITDA for such four
(4) Fiscal Quarters, and (B) for all such sales or dispositions does not exceed ten percent (10%) of Gross EBITDA for such four (4) Fiscal Quarters; PROVIDED THAT the consideration received for all such assets shall be in an amount at least equal to the fair market value thereof;

         (d) the Companies may sell or otherwise dispose of their Real Estate Investments;



AMENDED AND RESTATED CREDIT AGREEMENT      55

         (e)      the Companies may make Investments permitted by SECTION 6.2;
and

         (f)      the Companies may make Permitted Acquisitions.

         6.7 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service) with any holder of five percent (5%) or more of any class of equity Stock of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to such Company than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED THAT the foregoing restriction shall not apply to (a) any transaction between Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of the Companies, (c) Restricted Junior Payments permitted by SECTION 6.3, and (d) arrangements described on SCHEDULE 6.6.

         6.8 CONDUCT OF BUSINESS. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by the Companies on the Closing Date and similar or related businesses, and (b) such other lines of business as may be consented to by Requisite Lenders, such consent not to be unreasonably withheld.

                                   SECTION 7

                               EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

         7.1 FAILURE TO MAKE PAYMENT. Failure by Borrower to pay any installment of, or principal of, any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment, or otherwise; or failure by Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five (5) days after the date due; or

         7.2      DEFAULT IN OTHER AGREEMENTS.

         (a) Failure of Borrower or any Significant Subsidiary to pay when due any principal of or interest on any Indebtedness (other than the Obligations and Non-Recourse Obligations) or any Contingent Obligation, in each case in an individual principal amount of $5,000,000 or more or in an aggregate principal amount of $10,000,000 or more, and in each case beyond the end of any grace period provided therefor; or

         (b) Breach or default by Borrower or any Significant Subsidiary beyond the end of any grace period provided therefor with respect to any other material term of (i) any evidence of any Indebtedness (other than the Obligations and Non-Recourse Obligations) or any Contingent Obligation, in each case in an individual principal amount of $5,000,000 or more or in an aggregate principal amount of $10,000,000 or more, or (ii) any loan agreement, mortgage, indenture, or other agreement relating to such Indebtedness or Contingent Obligations, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligations (or a trustee on behalf of such holder or holders) to cause, such Indebtedness or Contingent Obligations to become or be declared due and payable prior to its stated



AMENDED AND RESTATED CREDIT AGREEMENT      56
maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         7.3 BREACH OF CERTAIN COVENANTS. Failure of any Company to perform or comply with any term or condition contained in SECTIONS 2.5, 5.1, or
5.2 or SECTION 6; or

         7.4 BREACH OF WARRANTY. Any representation, warranty, certification, or other statement made by any Company in any Loan Document or in any statement or certificate at any time given by any Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         7.5 OTHER DEFAULTS UNDER LOAN DOCUMENTS. Any Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other section of this SECTION 7.5 and such default shall not have been remedied or waived within thirty (30) days after the earlier of an officer of Borrower becoming aware of such default, or receipt by Borrower of notice from Administrative Agent or any other Credit Party of such default; or

         7.6      INVOLUNTARY BANKRUPTCY, APPOINTMENT OF RECEIVER, ETC.

         (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any Significant Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable Legal Requirement; or

         (b) An involuntary case shall be commenced against Borrower or any Significant Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Borrower or any Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, or other custodian of Borrower or any Significant Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution, or similar process shall have been issued against any substantial part of the property of Borrower or any Significant Subsidiary, and any such event described in this CLAUSE (b) shall continue for sixty (60) days unless dismissed, bonded, or discharged; or

         7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (a) Borrower or any Significant Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property; or Borrower or any Significant Subsidiary shall make any assignment for the benefit of creditors; or


AMENDED AND RESTATED CREDIT AGREEMENT      57

         (b) Borrower or any Significant Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrower or any Significant Subsidiary (or any committee) thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in CLAUSE (a) above or this CLAUSE (b); or

         7.8 JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process involving in any individual case an amount in excess of $250,000, or in the aggregate at any time an amount in excess of $500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any Significant Subsidiary or any of its or their respective assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

         7.9 DISSOLUTION. Any order, judgment, or decree shall be entered against Borrower or any Significant Subsidiary decreeing the dissolution or split up of Borrower or such Significant Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

         7.10 EMPLOYEE BENEFIT PLANS. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in SECTION 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

         7.11     CHANGE IN CONTROL. A Change of Control shall have occurred; or

         7.12 INVALIDITY OF GUARANTY. The Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, is declared by a court of competent jurisdiction to be null and void, or any Subsidiary of Borrower denies that it has any further liability, including without limitation with respect to future advances by Lenders, under the Subsidiary Guaranty or gives notice to such effect; or

         7.13 FAILURE OF SECURITY. From and after the execution, acknowledgment, and filing of any Collateral Document by any Obligor, any such Collateral Document shall be revoked by such Obligor or shall be declared by a court of competent jurisdiction to be null and void or shall cease to be in full force and effect as a result of any change in any Legal Requirement; or Lenders shall fail to have a valid, perfected, and enforceable first priority Lien (subject to Permitted Encumbrances) on any Obligor's right, title, and interest in all the Collateral as a result of any change in any Legal Requirements, the expiration of any required filings or recordations with respect to the Collateral Documents, the declaration by a court of competent jurisdiction that such Lien is null and void, or the imposition of any priming Lien under applicable Legal Requirement; or any Obligor shall contest in any manner that such Collateral Document constitutes its valid and enforceable agreement or shall assert in any manner that it has no further obligation or liability under such Collateral Documents;

         THEN (a) upon the occurrence of any Event of Default described in
SECTION 7.6 or 7.7, each of (i) the unpaid principal amount of and accrued interest on the Loans, and (ii) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intention to accelerate, or other requirements of any kind, all of which are hereby


AMENDED AND RESTATED CREDIT AGREEMENT      58
expressly waived by Borrower, and the obligation of each Lender to make any Loan, shall thereupon terminate, and (b) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in CLAUSES (i) and (ii) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, thereupon shall terminate.


                                   SECTION 8

                              ADMINISTRATIVE AGENT

         8.1      ADMINISTRATIVE AGENT.

         (a) APPOINTMENT. Each Lender appoints Administrative Agent (and Administrative Agent accepts appointment) as its nominee and agent, in its name and on its behalf: (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any Collateral, if any, for the benefit of the Credit Parties; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of Collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Legal Requirements.

         (b) SUCCESSOR. Administrative Agent may assign all of its rights and obligations as Administrative Agent under the Loan Documents to any of its Affiliates, which Affiliates shall then be the successor Administrative Agent under the Loan Documents. Administrative Agent may also voluntarily resign by giving thirty (30) days' prior written notice to Borrower and Lenders, and shall resign upon the request of the Requisite Lenders for cause (I.E., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Loan Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns or is removed, then the Requisite Lenders shall (which, if no Potential Default or Event of Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If the Requisite Lenders fail to appoint a successor Administrative Agent within thirty (30) days after the resigning Administrative Agent has given notice of resignation or the Requisite Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent (which, if no Potential Default or Event of Default exists, is subject to Borrower's approval that may not be unreasonably withheld). If no successor Administrative Agent has been appointed by the Requisite Lenders or Administrative Agent, as provided above, then the retiring Administrative Agent's resignation shall nevertheless become effective forty-five (45) days after the retiring Administrative Agent's notice of resignation and the Requisite Lenders shall thereafter perform all



AMENDED AND RESTATED CREDIT AGREEMENT      59
of the duties of Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent, as provided in this SECTION 8.1(b). Any successor Administrative Agent must be a commercial bank having a combined capital and surplus of at least $10,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than investment grade or its equivalent by Moody's or S & P. Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the rights and obligations of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent's resignation as Administrative Agent under the Loan Documents, the provisions of this SECTION inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Loan Documents. If Borrower fails to respond to any written request for any consent required in this SECTION 8.1(b) within ten (10) days after the date that Borrower receives such request, then Borrower shall be deemed to have given its consent to such request.

         (c) RIGHTS AS LENDER. Administrative Agent, in its capacity as a Lender, has the same rights and obligations under the Loan Documents as any other Lender and may exercise those rights and obligations as if it were not acting as Administrative Agent. The term "LENDER," unless the context otherwise indicates, includes Administrative Agent. Administrative Agent's resignation or removal does not impair or otherwise affect any rights or obligations that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that no Agent is a fiduciary for Lenders or for Borrower but simply acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, and that no Agent has any duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents.

         (d) OTHER ACTIVITIES. Any Credit Party may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Company, act as trustee or depositary for any Company, or otherwise be engaged in other transactions with any Company (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the rights or obligations of Lenders specifically set forth in the Loan Documents, no Credit Party is responsible to account to the other Credit Parties for those other activities, and no Credit Party shall have any interest in any other Credit Party's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by any Credit Party in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in any Credit Party's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Administrative Agent or any Lender to reduce the Obligations, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

         (e) ARRANGER. Arranger shall have no rights, duties, or obligations hereunder, except as specifically provided in this Agreement.

         8.2 EXPENSES. Should Administrative Agent commence any proceeding or in any way seek to enforce its rights under the Loan Documents, each Lender, upon demand therefor from time to time, shall



AMENDED AND RESTATED CREDIT AGREEMENT      60
contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent (including reasonable attorneys' fees and expenses) to the extent not otherwise reimbursed by Borrower if Administrative Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed), or to enforce any rights of Administrative Agent or any of Borrower's or any other Company's obligations under any of the Loan Documents, but not with respect to any dispute between Administrative Agent and any other Lender(s). Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that Administrative Agent determines that it is necessary to engage counsel for Lenders from and after the occurrence of a Potential Default or Event of Default, said counsel shall be selected by Administrative Agent and written notice of the same shall be delivered to Lenders.

         8.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligations are concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligations (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligations having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of such Lender's Pro Rata Share of the Obligations).

         8.4 DELEGATION OF DUTIES; RELIANCE. Lenders may perform any of their duties or exercise any of their rights under the Loan Documents by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their rights under the Loan Documents by or through their respective Representatives. Administrative Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or any Lender (but nothing in this CLAUSE (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement, or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligations for all purposes until, written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or participant in such Lender's portion of the Obligations until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default UNLESS a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         8.5      LIMITATION OF ADMINISTRATIVE AGENT'S LIABILITY.

         (a) EXCULPATION. Neither Administrative Agent nor any of its Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed



AMENDED AND RESTATED CREDIT AGREEMENT      61
by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and no Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

         (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent may be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders, with respect to any act or action in connection with any Loan Document, such Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting under this Agreement in accordance with instructions of Requisite Lenders or all Lenders, if required hereunder.

         (c) RELIANCE. Administrative Agent is not responsible to any Lender for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by such Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by such Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any Collateral now or hereafter securing the Obligations or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted in the Collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of the Companies. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA SHARE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF SUCH AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY BORROWER (TO THE EXTENT REQUIRED HEREUNDER). ALTHOUGH ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, NO AGENT NOR ANY OF ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         8.6 DEFAULT. While an Event of Default exists, Lenders agree to promptly confer in order that Requisite Lenders or all Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of Lenders. Administrative Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Requisite Lenders. In actions with respect to any Company's property, Administrative Agent is acting for the ratable benefit of each Lender.



AMENDED AND RESTATED CREDIT AGREEMENT      62

         8.7 LIMITATION OF LIABILITY. No Lender will incur any liability to any other Lender except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender will incur any liability to any other Person for any act or omission of any other Lender.

         8.8 RELATIONSHIP OF LENDERS. The Loan Documents do not create a partnership or joint venture among the Credit Parties.

         8.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION inure to the benefit of any Company or any other Person EXCEPT the Credit Parties. Therefore, no Company nor any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of any Credit Party to comply with these provisions.

         8.10 APPROVAL OF LENDERS.

         (a) All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (A) within thirty (30) days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by all Lenders, and (B) within fifteen (15) Business Days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by Requisite Lenders, in each instance, after receipt of the request therefore by Administrative Agent (in either event, the "LENDER REPLY PERIOD").

         (b) Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) contained in a request described in CLAUSE (a) above that is marked "REQUEST FOR APPROVAL" within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.

         8.11 OTHER AGENTS. The Lender identified on the facing page or signature page of this Agreement as "Syndication Agent" shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified shall have or be deemed to have any fiduciary relationship with any other Credit Party. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.




AMENDED AND RESTATED CREDIT AGREEMENT    63

                                   SECTION 9

                                 MISCELLANEOUS

         9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         (a) GENERAL. Subject to SECTION 9.1(b), each Lender shall have the right at any time to (i) sell, assign, or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment, or Loans made by it or any other interest herein or in any other Obligations owed to it; PROVIDED THAT no such sale, assignment, transfer, or participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer, or participation under the securities laws of any state; and PROVIDED FURTHER that no such sale, assignment, or transfer described in CLAUSE (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment, or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in SECTION 9.1(b)(ii). Except as otherwise provided in this SECTION 9.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, or transfer of, or any granting of participations in, all or any part of its Commitment or Loans or other Obligations owed to such Lender.

         (b)      ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, or other Obligations may (A) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrower and Administrative Agent, or (B) be assigned in an aggregate amount of not less than $10,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loans, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Borrower (so long as no Event of Default exists, which consent shall not be unreasonably withheld or delayed and such consent to be deemed given by Borrower if no objection is received by Administrative Agent and the assigning Lender within ten (10) Business Days after notice of the proposed assignment has been provided by the assigning Lender to Borrower), Administrative Agent (which consent shall not be unreasonably withheld or delayed), and Issuing Bank (which consent shall not be unreasonably withheld or delayed); PROVIDED THAT each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Commitment, Loans, Notes, and other Obligations. To the extent of any such assignment in accordance with either CLAUSE (A) or (B) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates, or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to SECTION 2.7(b)(iii)(c). Upon such execution, delivery, acceptance, and recordation, from and after the effective date specified in such Assignment Agreement, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement,


AMENDED AND RESTATED CREDIT AGREEMENT    64
         relinquish its rights (other than any rights which survive the termination of this Agreement under SECTION 9.8(b)) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender to reflect the outstanding Commitments and Loans of the assignee and/or the assigning Lender.

                  (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in SECTION 9.1(b)(i) and any forms, certificates, or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to SECTION 2.7(b)(iii)(c), Administrative Agent shall, if Administrative Agent, Issuing Bank, and Borrower have consented to the assignment evidenced thereby (to the extent such consent is required pursuant to SECTION 9.1(b)(i)), (A) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (B) record the information contained therein in the Register, and (C) give prompt notice thereof to Borrower. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this SECTION 9.1(b)(ii).

         (c) PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final Maturity Date of any portion of the principal amount of or interest on any Loan allocated to such participation, or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrower hereunder (including amounts payable to such Lender pursuant to SECTIONS 2.6(d) and 2.7) shall be determined as if such Lender had not sold such participation. Borrower and each Lender hereby acknowledge and agree that, solely for purposes of SECTION 9.4, (A) any participation will give rise to a direct obligation of Borrower to the participant, and (B) the participant shall be considered to be a "LENDER."

         (d) ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this
SECTION 9.1, any Lender may assign and pledge all or any portion of its Loan, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to REGULATION A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED THAT (i) no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and (ii) in no event shall such Federal Reserve Bank be considered to be a "LENDER" or be entitled to require the assigning Lender to take or omit to take any action hereunder.


AMENDED AND RESTATED CREDIT AGREEMENT    65

         (e) INFORMATION. Each Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject to
SECTION 9.18.

         9.2 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly: (a) all the actual and reasonable costs and expenses of Administrative Agent in connection with the syndication oft he Total Commitment and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby; (b) all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance, and solvency requirements; (c) the reasonable fees, expenses, and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower; and (d) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Credit Parties in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "WORK-OUT" or pursuant to any insolvency or bankruptcy proceedings.

         9.3 INDEMNITY.

             (A) IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 9.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, BORROWER AGREES TO DEFEND (SUBJECT TO INDEMNITEES' SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS THE CREDIT PARTIES AND THEIR RESPECTIVE REPRESENTATIVES AND AFFILIATES (COLLECTIVELY CALLED THE "INDEMNITEES"), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES (AS HEREINAFTER DEFINED); PROVIDED ,THAT ALTHOUGH EACH INDEMNITEE HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN ORDINARY NEGLIGENCE, BORROWER SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNITEE AS DETERMINED BY A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION; AND PROVIDED FURTHER THAT BORROWER SHALL NOT HAVE ANY SUCH OBLIGATION TO INDEMNIFY ANY LENDER THAT HAS MATERIALLY BREACHED ITS OBLIGATIONS UNDER THIS AGREEMENT AND, IN THE CASE OF THE ISSUING BANK, ANY LC AGREEMENT.

             (B) AS USED HEREIN, "INDEMNIFIED LIABILITIES" MEANS, COLLECTIVELY, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES (INCLUDING NATURAL RESOURCE DAMAGES), PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS), COSTS (INCLUDING THE COSTS OF ANY INVESTIGATION, STUDY, SAMPLING, TESTING, ABATEMENT, CLEANUP, REMOVAL, REMEDIATION, OR OTHER RESPONSE ACTION NECESSARY TO REMOVE, REMEDIATE, CLEAN UP, OR ABATE ANY HAZARDOUS MATERIALS ACTIVITY), EXPENSES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING THE REASONABLE FEES AND


AMENDED AND RESTATED CREDIT AGREEMENT    66

         DISBURSEMENTS OF COUNSEL FOR INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE, OR JUDICIAL PROCEEDING COMMENCED OR THREATENED BY ANY PERSON, WHETHER OR NOT ANY SUCH INDEMNITEE SHALL BE DESIGNATED AS A PARTY OR A POTENTIAL PARTY THERETO, AND ANY FEES OR EXPENSES INCURRED BY INDEMNITEES IN ENFORCING THIS INDEMNITY), WHETHER DIRECT, INDIRECT, OR CONSEQUENTIAL AND WHETHER BASED ON ANY LEGAL REQUIREMENTS (INCLUDING SECURITIES AND COMMERCIAL LEGAL REQUIREMENTS AND ENVIRONMENTAL LAWS), COMMON LAW, OR EQUITABLE CAUSE OR ON CONTRACT OR OTHERWISE, THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH INDEMNITEE, IN ANY MANNER RELATING TO OR ARISING OUT OF (I) THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING LENDERS' AGREEMENT TO MAKE THE LOANS HEREUNDER, ISSUING BANK'S AGREEMENT TO ISSUE LCS HEREUNDER, OR THE USE OR INTENDED USE OF THE PROCEEDS THEREOF, OR ANY ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS (INCLUDING ANY SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON ANY OF THE COLLATERAL), (II) THE STATEMENTS CONTAINED IN THE COMMITMENT LETTER DELIVERED BY ANY LENDER TO BORROWER WITH RESPECT THERETO, OR (III) ANY ENVIRONMENTAL CLAIM OR ANY HAZARDOUS MATERIALS ACTIVITY RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, ANY PAST OR PRESENT ACTIVITY, OPERATION, LAND OWNERSHIP, OR PRACTICE OF ANY COMPANY.

         (C) TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY, AND HOLD HARMLESS SET FORTH IN THIS SECTION 9.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LEGAL REQUIREMENT OR PUBLIC POLICY, BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

         9.4 RATABLE SHARING. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees, and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment, and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED THAT if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, then those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.


AMENDED AND RESTATED CREDIT AGREEMENT    67

         9.5 AMENDMENTS AND WAIVERS.

         (a) No amendment, modification, termination, or waiver of any provision of this Agreement, the Notes, or the other Loan Documents, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED THAT any such amendment, modification, termination, waiver, or consent which does any of the following shall not be effective unless evidenced by a writing signed by or on behalf of all Lenders: (i) increases the amount of the Total Commitment or reduces the principal amount of any of the Loans; (ii) changes in any manner the definitions of "PRO RATA SHARE," "COMMITMENT PERCENTAGE,"or "REQUISITE LENDERS;" (iii) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; (iv) postpones the scheduled final maturity date of any of the Loans; (v) changes the rate, amount, or schedule date for payment of any interest or fees payable hereunder;
(vi) increases the maximum duration of Interest Periods permitted hereunder;
(vii) changes in any manner the provisions contained in SECTION 7.1 or this
SECTION 9.5; (viii) increase the maximum Leverage Ratio in SECTION 6.4(g) above
3.75 to 1.0 between the Closing Date and December 31, 2001 or 3.50 to 1.0 after December 31, 2001; (ix) except as provided below, releases all or any material portion of the Collateral (other than Collateral sold or otherwise disposed of in transactions not prohibited by this Agreement); or (x) except as provided below, releases or waives the requirement of any guaranty. No Lender's Commitment may be increased without such Lender's consent. Notwithstanding CLAUSES (ix) and (x), upon the prior written consent of Requisite Lenders, (A) Borrower may grant a security interest in, and lien upon, the Collateral to secure the obligations of Borrower under Indebtedness otherwise permitted hereunder incurred to make the Permitted Redemptions so long as such security interest in, and lien upon, the Collateral shall be PARI PASSU with all security interests and liens in favor Administrative Agent, for the benefit of the Credit Parties, (B) the Significant Subsidiaries may guaranty the Indebtedness described in CLAUSE (A) so long as such guaranty shall be PARI PASSU with the obligations of the Significant Subsidiaries under the Subsidiary Guaranty, and
(C) Administrative Agent may enter into an intercreditor agreement acceptable to Administrative Agent with the holders of the Indebtedness described in CLAUSE
(A).

         (b) Any amendment or supplement to, or waiver or consent under, any Loan Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by the affected Agent or Issuing Bank, as the case may be (in addition to the Requisite Lenders or all Lenders, as the case may be, as required by this
SECTION 9.5): (i) extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to such Agent or Issuing Bank under any Loan Document, EXCEPt, in each case, any adjustments or reductions that are contemplated by any Loan Document; (ii) increases such Agent's or Issuing Bank's, as the case may be, obligations beyond its commitments under any Loan Document; or (iii) changes this CLAUSE (b) or any other matter specifically requiring the consent of such Agent or Issuing Bank, as the case may be, under any Loan Document.

         (c) Any LC may be renewed, extended, amended, replaced, or canceled consistent with the terms of this Agreement by a writing executed by Issuing Bank and Borrower if that writing is first approved in writing by Administrative Agent.

         (d) Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers, or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or


AMENDED AND RESTATED CREDIT AGREEMENT    68
demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this SECTION 9.5 shall be binding upon each Lender at the time outstanding, each future Lender, and, if signed by Borrower, on Borrower.

         9.6 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of another covenant shall not avoid the occurrence of a Potential Default or Event of Default if such action is taken or condition exists.

         9.7 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED THAT notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth on SCHEDULE 2.1 or (a) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto, and (b) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

         9.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS.

         (a) All representations, warranties, and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in SECTIONS 2.6(d), 2.7, 9.2, and 9.3 and the agreements of Lenders set forth in SECTIONS 8.2, 8.5, and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

         9.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right, or privilege hereunder or under any other Loan Document shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.10 MARSHALLING; PAYMENTS SET ASIDE. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, any other Legal Requirement, common law, or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights, and remedies therefor or related thereto, shall


AMENDED AND RESTATED CREDIT AGREEMENT    69
be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         9.11 SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         9.12 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture, or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         9.13 HEADINGS. Section and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         9.14 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         9.15 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to SECTION 9.1). Neither Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders.

         9.16 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address provided in SECTION 9.7, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction.


AMENDED AND RESTATED CREDIT AGREEMENT    70

         9.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and an disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
9.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS M"E HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         9.18 CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Loan or any participations therein or disclosures required or requested by any Governmental Authority or representative thereof or pursuant to legal process; PROVIDED THAT, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by any Company.

         9.19 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         9.20 AMENDMENT AND RESTATEMENT. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth herein have been satisfied or waived:


AMENDED AND RESTATED CREDIT AGREEMENT    71

         (a) The Obligations represent, among other things, the amendment, extension, consolidation, and modification of the Obligations outstanding under the Existing Agreement;

         (b) This Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Agreement; and

         (c) The Notes executed pursuant to this Agreement amend, renew, extend, modify, replace, substitute, and supersede in their entirety (but do not extinguish the indebtedness arising under) the promissory notes issued pursuant to the Existing Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                           SIGNATURE PAGES TO FOLLOW]


























AMENDED AND RESTATED CREDIT AGREEMENT    72

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              TRAMMELL CROW COMPANY,
                              a Delaware corporation, AS BORROWER



                              By:  /s/ William P. Leiser
                                  ----------------------------------------------
                                  William P. Leiser
                                  Executive Vice President - Finance & Treasurer


















AMENDED AND RESTATED CREDIT AGREEMENT

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN



                                          BANK OF AMERICA, N.A.,
                                          AS ADMINISTRATIVE AGENT, ISSUING BANK,
                                          AND A LENDER



                                          By:   /s/ Anthony T. Fertitta, Jr.
                                               ---------------------------------
                                               Anthony T. Fertitta, Jr.
                                               Vice President













AMENDED AND RESTATED CREDIT AGREEMENT

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN



                                          FLEET NATIONAL BANK
                                          AS A LENDER



                                          By:   /s/ James B. McLaughlin
                                               ---------------------------------
                                               Name:  James B. McLaughlin
                                                    ----------------------------
                                               Title: Director
                                                     ---------------------------

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN



                                          FIRST TENNESSEE BANK, N.A.,
                                          AS A LENDER



                                          By:   /s/ Sam Jenkins
                                               ---------------------------------
                                               Name:  Sam Jenkins
                                                    ----------------------------
                                               Title: Senior Vice President
                                                     ---------------------------

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN



                                          THE BANK OF NOVA SCOTIA,
                                          AS A LENDER



                                          By:   /s/ A. Gilani
                                               ---------------------------------
                                               Name:  A. Gilani
                                                    ----------------------------
                                               Title: Managing Director
                                                     ---------------------------

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN



                                          FIRSTAR BANK, NA.
                                          AS A LENDER



                                          By:   /s/ Timothy B. Kenney
                                               ---------------------------------
                                               Name:  Timothy B. Kenney
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN



                                          LASALLE BANK NATIONAL ASSOCIATION,
                                          AS A LENDER



                                          By:   /s/ Julie Anne-Thick
                                               ---------------------------------
                                               Name:  Julie Anne-Thick
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------

                               SIGNATURE PAGE TO
                                CREDIT AGREEMENT
                                  EXECUTED BY
                      TRAMMELL CROW COMPANY, AS BORROWER,
        BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK,
                        AND THE LENDERS DEFINED THEREIN



                                          COMERICA BANK TEXAS,
                                          AS A LENDER



                                          By:   /s/ Kevin E. Crayton
                                               ---------------------------------
                                               Name:  Kevin E. Crayton
                                                    ----------------------------
                                               Title: Vice-President
                                                     ---------------------------